F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CPI Card Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10368 West Centennial Road

Littleton, Colorado 80127

April 13, 2021

Dear Stockholder:

On behalf of the Board of Directors of CPI Card Group Inc. (the “Company”), you are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 27, 2021, at 8:00 a.m. Mountain Time. Due to public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted online via live webcast. Please see the Notice of Annual Meeting of Stockholders on the next page for more information about how to attend the Annual Meeting virtually.

We have included with this letter a proxy statement that provides you with detailed information about the business to be conducted at the Annual Meeting. In addition, the Company’s 2020 Annual Report, which is being made available to you along with the proxy statement, contains information about the Company and its performance. We encourage you to read these materials carefully.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the accompanying proxy statement. We strongly urge you to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Bradley Seaman	Scott Scheirman

Chairman of the Board	President, Chief Executive Officer and Director

CPI CARD GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2021

8:00 A.M. (Mountain Time)

To the Stockholders of CPI Card Group Inc.:

The 2021 Annual Meeting of Stockholders will be held virtually on May 27, 2021, at 8:00 a.m. (Mountain Time) via live webcast accessible at www.virtualshareholdermeeting.com/PMTS2021. The purpose of the meeting is to:

1.	elect the seven director nominees named in the accompanying proxy statement;

2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021;

3.	hold an advisory vote to approve named executive officer compensation;

4.	hold an advisory vote to approve the frequency of the stockholder vote on named executive officer compensation;

5.	hold a vote to approve an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan to increase the total number of shares of the Company’s common stock reserved and available for issuance under the Omnibus Incentive Plan and to make other administrative changes;

6.	hold a vote of the Company’s “disinterested” stockholders to approve an amendment to the CPI Card Group Inc. Omnibus Incentive Plan to increase the maximum number of shares of the Company’s common stock issuable to “Insiders” thereunder from 10% to 15% of the number of then issued and outstanding shares of the Company’s common stock; and

7.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on April 1, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report available to stockholders electronically via the Internet. On or about April 13, 2021, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report and to vote via the Internet.

The Notice also contains instructions on how to request a printed copy of the proxy materials and to vote by mail. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Page

SUMMARY OF THE ANNUAL MEETING	1
ELECTION OF DIRECTORS (PROPOSAL NO. 1)	6
DIRECTORS AND CORPORATE GOVERNANCE	7
Director Biographical Information and Qualifications	7
Director Selection Process	8
Recommendation of Directors by Stockholders	8
Independence of Directors	9
Board’s Role in Risk Oversight	9
Board/Committee Areas of Risk Oversight and Actions	10
Corporate Governance	10
Other Board Information	10
Director Compensation	12
Security Ownership of Certain Beneficial Owners, Directors and Management	13
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
Business Highlights	16
Impact of COVID-19	17
Summary of Our 2020 Compensation Decisions	17
Executive Compensation Governance Highlights	19
Stockholder Input on Executive Compensation	19
Role of the Compensation Committee	19
Role of the Independent Compensation Consultant	19
Role of Market Data and the Peer Group	20
Elements of the 2020 Executive Compensation Program	21
Stockholder Equity Compensation Related Proposals	23
Other Benefits	24
Termination or Change in Control	24
Additional Compensation Governance Practices	24
2020 Summary Compensation Table	26
Employment and Post-Termination Arrangements	27
Equity Compensation Plan Information Table	29
AUDIT COMMITTEE REPORT	29
AUDIT FEES	30
RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)	31
STOCKHOLDER ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL NO. 3)	32
STOCKHOLDER ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL NO. 4)	33
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARES AND MAKE OTHER ADMINISTRATIVE CHANGES (PROPOSAL NO. 5)	34
APPROVAL OF AN AMENDMENT TO THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN TO INCREASE THE ANNUAL LIMIT APPLICABLE TO INSIDERS (PROPOSAL NO. 6)	40
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44
Policies and Procedures for Related Party Transactions	44
STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS	45
DELINQUENT SECTION 16(A) REPORTS	45
OTHER MATTERS	46
ANNEX A: GAAP TO NON-GAAP RECONCILIATION	A-1
ANNEX B: AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN	B-1

CPI CARD GROUP INC.

10368 West Centennial Road

Littleton, Colorado 80127

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of CPI Card Group Inc. (referred to herein as the “Company,” “CPI,” “we,” “us” or “our” as the context requires) to be held via live webcast accessible at www.virtualshareholdermeeting.com/PMTS2021. This proxy statement is first being made available to stockholders via the Internet on or about April 13, 2021.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors of the Company (the “Board”) is soliciting, on the Company’s behalf, your proxy to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 1, 2021. On the record date, there were 11,230,482 shares of our common stock, par value $0.001 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present virtually or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present virtually or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect the seven director nominees named in this proxy statement;

2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021;

3.	hold an advisory vote to approve named executive officer compensation (the “Say-on-Pay Proposal”);

4.	hold an advisory vote to approve the frequency of the stockholder vote on named executive officer compensation (the “Say-on-Frequency Proposal”);

5.	hold a vote to approve an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to increase the total number of shares of the Company’s common stock reserved and available for issuance under the Omnibus Plan and to make other administrative changes (the “Amendment and Restatement of the Omnibus Plan Proposal”);

6.	hold a vote of the Company’s “disinterested” (as defined below) stockholders to approve an amendment to the Omnibus Plan to increase the maximum number of shares of the Company’s common stock issuable to “Insiders” thereunder from 10% to 15% of the number of then issued and outstanding shares of the Company’s common stock (the “Insider Participation Limit Proposal”); and

7.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Why is the vote on the Insider Participation Limit Proposal limited to only the Company’s disinterested stockholders, and what is the definition of “disinterested”?

The terms of the Company’s Omnibus Plan provide that certain provisions of the Omnibus Plan may not be amended without stockholder approval in accordance with the Toronto Stock Exchange (the “TSX”) Company Manual, including the section of the Omnibus Plan which the Insider Participation Limit Proposal would amend. Such section provides that the maximum number of shares that may be issuable to Insiders at any point in time under the Omnibus Plan and any other share compensation arrangement of the Company shall not exceed ten percent (10%) of the number of then issued and outstanding shares of the Company’s common stock. The Insider Participation Limit Proposal would change this ten percent (10%) threshold to fifteen percent (15%). The TSX Company Manual provides that approval of the Insider Participation Limit Proposal requires the affirmative vote of a majority of the “disinterested” stockholder votes cast.

“Disinterested” means those Company stockholders (and the shares held by such stockholders) who are not Insiders (meaning directors, corporate officers, executive officers or controlling stockholders). Only the votes of disinterested stockholders will be counted in determining whether the Insider Participation Limit Proposal is approved.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of the director nominees named in this proxy statement;

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021;

3.	FOR the Say-on-Pay Proposal;

4.	for ONE YEAR on the Say-on-Frequency Proposal;

5.	FOR the Amendment and Restatement of the Omnibus Plan Proposal; and

6.	FOR the Insider Participation Limit Proposal.

How do I vote at the Annual Meeting?

You may vote via the Internet during the Annual Meeting or by proxy in advance of the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

●	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone.

●	By Internet — You can vote via the Internet by following the instructions on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet.

●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you can vote by completing, dating and signing the proxy card and returning it in the envelope provided.

If you are a beneficial owner of shares held in “street name” through a bank, broker or other nominee, you may vote as follows:

●	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you can vote by telephone by following the instructions on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

●	By Internet — You can vote via the Internet by following the instructions on your Notice or voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you can vote by proxy by completing, dating and signing the voting instruction form and returning it in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. Eastern Time on May 26, 2021. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated and is received before the Annual Meeting. If you vote your shares via the Internet, over the telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR each director nominee named in this proxy statement, for ONE YEAR on the Say-on-Frequency Proposal and FOR each of the other proposals set forth in this proxy statement.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of internet availability, e-mail or set of proxy materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold shares. Also, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, date, sign and return each proxy card and voting instruction form that you receive, or vote over the telephone or via the Internet the shares represented by each Notice, e-mail or proxy card or voting instruction form that you receive.

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy over the telephone or via the Internet no later than 11:59 Eastern Time on May 26, 2021 or by mail such that it is received prior to the Annual Meeting, or by voting your shares during the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or you may change your vote by attending and voting at the Annual Meeting.

What happens if my bank or broker holds my shares in “street name” and I do not give any voting instructions?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion only with respect to so-called “routine matters” but will not be permitted to exercise voting discretion with respect to “non-routine matters.” The Company believes that the proposal to ratify KPMG LLP’s appointment as the Company’s independent registered public accounting firm for 2021 (Proposal No. 2) is a routine matter on which brokers will be permitted to vote shares on your behalf, even without your instructions. Other than Proposal No. 2, the Company believes that all proposals set forth in this proxy statement are not considered routine matters, and brokers will thus not be able to vote on your behalf if you have not furnished voting instructions to them. Thus, if you do not give your bank, broker or nominee specific voting instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the other proposals herein, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum, but will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

What vote is required to elect directors and approve the other matters described in this proxy statement?

The Company’s Second Amended and Restated By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee with abstentions and broker non-votes having no effect). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented virtually or by proxy at any such meeting and entitled to vote on the election of directors.

For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 2), the Say-on-Pay Proposal (Proposal No. 3) and the Amendment and Restatement of the Omnibus Plan Proposal (Proposal No. 5), the affirmative vote of the holders of a majority of the shares represented virtually or by proxy and entitled to vote on the proposal will be required for approval. For the Say-on-Frequency Proposal (Proposal No. 4), the frequency that receives the most votes will be the frequency recommended by stockholders. For the Insider Participation Limit Proposal (Proposal No. 6), the affirmative vote of a majority of the “disinterested” shares represented virtually or by proxy and entitled to vote on the proposal will be required for approval.

Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a vote “against” Proposals Nos. 2, 3, 5 and 6, and broker non-votes will have no effect on Proposals No. 3, 5 and 6. As stated above, because Proposal No. 2 is a routine matter, if you do not give your bank, broker or other nominee specific voting instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion, and no broker non-votes are expected on such proposal. With respect to Proposal No. 4, abstentions and broker non-votes have no effect on the determination of which voting frequency receives the highest number of affirmative votes cast.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name,” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the independent inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K within four (4) business days after the date of the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of common stock at our Annual Meeting. The Company will bear the cost of soliciting proxies, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, or by mail, e-mail or telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single copy of the Notice or proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can reduce the environmental impact of our Annual Meeting and result in significant cost savings for the Company. To take advantage of this opportunity, we have delivered only one copy of the Notice and, if you requested printed versions by mail, this proxy statement and the Annual Report, to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you would like to either participate in householding or receive separate copies future proxy materials, please contact Broadridge ICS by mail at Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or by phone at (800) 542-1061. If you are a beneficial owner of shares held in street name and would like to participate in householding, you may contact the organization that holds your shares.

What do I need for admission to the Annual Meeting and how do I vote at the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 1, 2021, the record date. To be admitted to and participate in the Annual Meeting, you must follow the instructions and use the information found on your proxy card, voting instruction form or Notice. The Annual Meeting will be held in a virtual-only format on Thursday, May 27, 2021 at 8:00 a.m. Mountain Time. The virtual meeting and live webcast can be accessed at www.virtualshareholdermeeting.com/PMTS2021. You will not be able to attend the Annual Meeting in person.

You may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PMTS2021 during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote in advance by one of the methods described in this proxy statement.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting via the virtual meeting website. As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 30 minutes prior to the start of and during the Annual Meeting, you may contact 844-976-0738 for technical assistance.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2022 and until their successors, if any, are duly elected or appointed. Our Third Amended and Restated Certificate of Incorporation and our By-Laws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast in order to be elected (i.e., the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee, and abstentions and broker non-votes will not be counted as votes “for” or “against” a nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. The Board has determined that each director nominee, other than Mr. Scott Scheirman, is an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serving if elected. However, if any of the below nominees becomes unable or unwilling to serve prior to the date of the Annual Meeting, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Thomas Furey	Director Nominee
Robert Pearce	Director
Nicholas Peters	Director
Scott Scheirman	Director, President and Chief Executive Officer
Bradley Seaman	Chairman of the Board
Marc Sheinbaum	Director
Valerie Soranno Keating	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director and nominee, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director listed below, except for Thomas Furey, is a current director nominated for reelection to the Board for a term expiring at the annual meeting of stockholders in 2022. See “Election of Directors (Proposal No. 1).”

Thomas Furey, 56, currently serves as the Chairman and Chief Executive Officer of Sagetech Avionics, Inc. (“Sagetech”) a privately held aerospace electronics company. Sagetech was incorporated in 2019 after a divisional carve out from Sagetech Corporation, for which Mr. Furey held the position of Chief Operating Officer since 2015. From 2014 to 2015, Mr. Furey served as Vice President of manufacturing and engineering at Unitec, Inc., a point-of-sale payments equipment company, before which he ran his own operations consultancy firm from 2012-2013. From 2004 to 2012, Mr. Furey held various executive positions at Standard Register Company, including Vice President of manufacturing, Chief Supply Chain Officer and President of Standard Register’s industrial business. From 2001 to 2004, Mr. Furey was in charge of North American operations for Avery Dennison Corporation (NYSE:AVY), a label materials manufacturer. Mr. Furey also held positions of increasing responsibility in manufacturing leadership at AlliedSignal, Inc. (which acquired Honeywell Inc. in 1999 and took its name) from 1994 to 2001 and was selected as the AlliedSignal fellow to the “Leaders for Manufacturing” program at the Massachusetts Institute of Technology (“MIT”) from 1997-1999. He began his career as a Naval Flight Officer in the U.S. Navy. Mr. Furey holds a Bachelor of Science degree in mathematics from the U.S. Naval Academy, a Master of Science degree in Industrial Engineering from California State University Northridge, as well as a Master of Science degree in Mechanical Engineering and a Master of Business Administration degree from MIT. Mr. Furey brings to the Board extensive experience in high volume manufacturing, operations and executive leadership.

Robert Pearce, 66, has served on our Board of Directors since 2007. Mr. Pearce also serves on the board of directors of Canada Guaranty Mortgage Insurance Company, First American Payment Systems, First National Financial LP and Duo Bank of Canada. Mr. Pearce spent 26 years with BMO Bank of Montreal, from 1980 to 2006, most recently holding the position of President and Chief Executive Officer, Personal and Commercial Client Group. He also served on the board of directors of MasterCard International from 1998 to 2006 and as Chairman of the Canadian Bankers’ Association from 2004 to 2006. Mr. Pearce holds a Bachelor of Arts degree from the University of Victoria and a Master of Business Administration degree from the University of British Columbia. Mr. Pearce brings to the Board extensive operational and leadership experience in the financial services industry, including extensive operating experience in credit card, debit card and prepaid cards in both card issuing and merchant acceptance in Canada and the United States.

Nicholas Peters, 48, has served on our Board of Directors since 2007. Mr. Peters is a Managing Director at Parallel49 Equity (formerly Tricor Pacific Capital), a private equity firm that makes control investments in lower middle market companies in the United States and Canada, which he joined in 2002, and also began serving as Parallel49 Equity’s Chief Financial Officer in 2012. Prior to joining Parallel49 Equity, Mr. Peters was a Senior Manager at Arthur Andersen LLP in Chicago. Mr. Peters is the Chairman of the Questco Companies and Certified Recycling and serves on the board of several other Parallel49 Equity investment companies as well as non-Parallel49 Equity investment companies. Mr. Peters holds a Bachelor of Science degree in Business Administration from the University of Dayton in Ohio. He is a Certified Public Accountant and is affiliated with the American Institute of Certified Public Accountants and the Ohio Society of CPAs. Mr. Peters brings to the Board strong finance and accounting skills, as well as valuable experience from his oversight of the management and operations of several of Parallel49 Equity’s investment companies.

Scott Scheirman, 58, has served as our President and Chief Executive Officer since October 2017 and on our Board of Directors since October 2016. Prior to joining the Company, Mr. Scheirman served as the Chief Executive Officer and a co-founder of JKL Ventures LLC, a private investment and strategic advisory firm, since February 2014. Prior to JKL Ventures LLC, Mr. Scheirman served as the Executive Vice President and Chief Financial Officer of The Western Union Company (“Western Union”) (NYSE:WU) from September 2006 to December 2013. Prior to joining Western Union, Mr. Scheirman held a variety of executive leadership and financial officer roles at First Data Corporation (NYSE:FDC), and began his career at Ernst & Young LLP. Mr. Scheirman holds a Bachelor of Science degree in Business Administration with an emphasis in Accounting from the University of Northern Colorado. Mr. Scheirman brings to the Board extensive strategic planning, finance, risk management, international, public company and corporate governance experience, and through his position as our Chief Executive Officer, he brings to the Board management’s perspective over a full range of issues affecting the Company.

Bradley Seaman, 61, has served on our Board of Directors since 2007 and currently serves as Chairman of the Board. Mr. Seaman has been employed, since August 1999, by Parallel49 Equity (formerly Tricor Pacific Capital), a private equity firm that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman served as Parallel49 Equity’s Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments. Prior to joining Parallel49 Equity, from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation (“GE Capital”) where he held a number of increasingly senior positions in GE Capital’s Transportation & Industrial Funding and Commercial Finance units. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital’s debt and equity products on the emerging private equity market, and, in that capacity and in his last role before leaving GE Capital, he headed GE Capital’s offices in New York and Chicago. Mr. Seaman is also a member of the board of directors of Steel Dynamics, Inc. (Nasdaq:STLD). Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University and a Master of Business Administration degree from the University of Dallas. He brings to the Board a comprehensive understanding of and experience in capital markets and management and has operational and corporate governance experience drawn from his involvement in the management and oversight of Parallel49 Equity’s investment companies.

Marc Sheinbaum, 63, has served on our Board of Directors since 2019. Since 2017, Mr. Sheinbaum has been an advisor to venture capital and private equity firms. From 2014 to 2016, he was the President, Chief Executive Officer and a Director of Higher One Holdings, Inc. (NYSE:ONE), a payments technology provider for higher education. From 2007 through 2013, Mr. Sheinbaum was the Senior Vice President and Chief Executive Officer of Retail, Auto and Education Finance at JPMorgan Chase & Co. (NYSE:JPM). Earlier in his career, Mr. Sheinbaum held positions at GE Capital Corporation and American Express Company (NYSE:AXP), as well as Coopers & Lybrand Management Consulting. Mr. Sheinbaum holds a Bachelor of Science degree in Management Science from State University of New York at Albany and a Master of Business Administration degree from New York University. He brings considerable experience in payments and consumer financial services as well as public company leadership.

Valerie Soranno Keating, 57, has served on our Board of Directors since May 2018. Ms. Soranno Keating has been senior advisor to a number of private equity firms in the U.S. and Europe since 2017. From November 2009 through May 2015, she was the Chief Executive Officer of Barclaycard, the global payments division of Barclays PLC (NYSE:BCS), with $60 billion in assets and over 30 million customers throughout the U.S., Europe and South Africa. Before joining Barclays, Ms. Soranno Keating held a variety of executive positions at American Express Company (NYSE:AXP) from May 1993 through May 2009, including President, Travelers Cheques & Prepaid Services, Executive Vice President Global Commercial Services, Executive Vice President Global Merchant Services, Emerging Global Businesses & Network Expansion, and Vice President Corporate Strategic Planning. Ms. Soranno Keating also serves on the board of directors of One Main Financial (NYSE:OMF), a consumer lending business. Ms. Soranno Keating holds a Bachelor of Science degree in Business Administration from Lehigh University. She brings to the Board wide-ranging experience in both executive and board roles across a broad spectrum of payments and related businesses.

Director Selection Process

The Nominating Committee works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, and recommends candidates to the Board based on these criteria. In identifying director candidates, the Nominating Committee accepts recommendations from current or former directors, search firms retained by the Nominating Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives and by self-nomination. The Board does not have specific requirements for eligibility to serve as a director of CPI, nor does it have a specific policy on diversity. However, in evaluating director candidates, regardless of the source of recommendation, the Nominating Committee generally considers factors such as business experience, high ethical standards and integrity, skills, understanding of CPI’s business environment, willingness to devote adequate time to Board duties and, with respect to diversity, the Nominating Committee considers factors such as differences in professional background, education, experiences, characteristics, skills and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, the director’s adherence to standards of high character and integrity, as well as other qualifications and characteristics set forth in the Nominating Committee charter.

The Nominating Committee periodically retains a third-party executive search firm to assist in the identification and evaluation of director candidates. Mr. Furey, whom the Board has nominated to stand for election to the Board at the Annual Meeting, was recommended to the Nominating Committee by a third-party executive search firm.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider any candidate for election as a director of the Company recommended by any CPI stockholder, provided that the recommending stockholder follows the procedures set forth in Section 2.10(b) of the Company’s By-Laws for nominations by stockholders of persons to serve as directors (except for directors nominated by the Tricor Funds (defined below), as described in the paragraph immediately below). The Nominating Committee evaluates director candidates recommended by CPI stockholders (except for the Tricor Funds) in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Two of our stockholders, Tricor Pacific Capital Partners (Fund IV), LP and Tricor Pacific Capital Partners (Fund IV) US, LP (together, the “Tricor Funds”), have the right to collectively designate nominees for election to our Board of Directors for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of our common stock then outstanding, pursuant to a Director Nomination Agreement entered into between the Company and the Tricor Funds in connection with our initial public offering. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board of Directors as the number of shares of common stock beneficially owned by the Tricor Funds bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. Pursuant to the Director Nomination Agreement, the Company agrees to use its best efforts to ensure that director nominees of the Tricor Funds are included in the Board’s slate of nominees submitted to the stockholders for election at each annual meeting. Thus, the Nominating Committee would not evaluate director candidates nominated by the Tricor Funds and make a determination regarding their suitability for nomination in the manner described above. Refer to “Certain Relationships and Related Party Transactions - Director Nomination Agreement” for a description of the Tricor Funds’ right to designate nominees.

Pursuant to Section 2.10(b) of the By-Laws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is made by the Company.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person the stockholder proposes to nominate or recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the rules and standards of applicable national securities exchanges and inter-dealer quotation systems (the “Market Rules”). No director qualifies as independent unless the Board determines that the director has no relationship with the Company which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at investor.cpicardgroup.com. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made independence determinations with respect to each of our directors. Based on the Market Rules, the Board has affirmatively determined that each of Ms. Soranno Keating and Messrs. Furey, Pearce, Peters, Seaman and Sheinbaum are independent within the meaning of the Market Rules.  In addition, Mr. Jorg Schneewind served as a director from September 2020 through January 2021 and the Board affirmatively determined that he was independent within the meaning of the Market Rules.

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks that the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management function supplements management’s ongoing responsibilities to monitor and address risks by providing for a process by which risk owners identify causes of and action plans for certain risks, which then are discussed with senior management.

Consistent with, and an example of, this approach, at the onset of the COVID-19 pandemic and regularly thereafter, the Board received reports from management relating to risks faced by the Company due to the pandemic, as well as the Company’s response to those risks.  The risk areas included the health and safety of our employees, our ability to remain open and operational to meet the needs of our customers in providing essential financial services to their customers, our ability to respond to a broader economic downturn and the continuity of our supply chain.  As the pandemic continues, our Board remains focused on the evolving nature of the risks to our business and the Company’s ability to respond to these risks effectively.

Pursuant to its charter, the Audit Committee is responsible for oversight of the Company’s policies with respect to risk assessment and risk management and discussing with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. Periodically, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal and Compliance Officer, Chief Technology Officer, Chief Accounting Officer and Internal Audit Director, among other select members of the Company’s management, present to the Audit Committee a description of management’s view of the most significant risks facing the Company and participate in discussions with the Audit Committee regarding those risks and any mitigating factors, plans or policies in place to address and monitor such risks.

While the Audit Committee is charged with primary oversight of risk, the Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below. The committee chairs regularly report to the full Board regarding their risk oversight activities, and the Board regularly reviews and discusses the most significant risks facing the Company and management’s process for identifying, prioritizing and responding to those risks.

Board/Committee Areas of Risk Oversight and Actions

Full Board

●    Evaluates reports received from management and makes inquiries of management as appropriate

●     Reviews with management material strategic, operational, financial, human capital, compensation and compliance risks

●     Considers specific risk topics in connection with strategic planning and other matters

●     Manages risk oversight and related activities conducted by Board committees through reports of the committee chairs to the Board

Audit Committee

●     Assesses periodic management reports on the enterprise risk management process and risks identified through that process

●
Discusses with management the Company’s specific processes for assessing and managing risks, including identifying the Company’s major financial risk exposures and the steps necessary to monitor and control such exposures

●     Assesses periodic management reports on financial and compliance risks

●     Meets periodically with senior management and our independent auditor, KPMG LLP, and reports on such meetings to the Board

Compensation Committee	● Oversees the review and evaluation of the risks associated with our compensation policies and practices
Nominating and Corporate Governance Committee

●     Oversees the review and evaluation of the risks associated with our governance structure, policies and processes

●     Reviews, approves and recommends to the Board (where appropriate) updates, as necessary, to our organizational documents, Corporate Governance Guidelines and other governance related policies

Corporate Governance

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics, as well as a Code of Conduct for Financial Officers that is applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Conduct for Financial Officers and committee charters, are available on our website at investor.cpicardgroup.com or in printed form upon request by contacting CPI Card Group Inc. at 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Bradley Seaman serves as our Chairman of the Board, and Scott Scheirman serves as our Chief Executive Officer (“CEO”). Our Board has decided to maintain separate Chairman and CEO roles to allow our CEO to focus on the development and execution of our business strategy, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment as well as the commitment required to serve as our Chairman. While our By-Laws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time.

Board Meetings

In fiscal year 2020, our Board held ten meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board on which they serve. Each of CPI’s directors attended at least 75% of the meetings of our Board and the committees on which he or she served during 2020 that were held when he or she was a director. Each of our directors is expected to attend each meeting of the Board and is strongly encouraged to attend each annual stockholder meeting, as provided in our Corporate Governance Guidelines. All of our directors attended the 2020 annual meeting of stockholders.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Bradley Seaman, our Chairman, presides over these executive sessions. In the event that Mr. Seaman is not available to lead these meetings, the presiding director is chosen by the non-employee directors in attendance.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.  The following chart sets forth the directors who currently serve as members of each of the Board committees as of the date of this proxy statement.

	Audit	Compensation	Nominating
Directors	Committee	Committee	Committee
Robert Pearce	C	X
Nicholas Peters		C	X
Scott Scheirman
Bradley Seaman*		X
Marc Sheinbaum	X		X
Valerie Soranno Keating	X		C

*      Chairman of the Board

“C”  Denotes member and chair of committee

“X”  Denotes member

Audit Committee

The Audit Committee held eight meetings in 2020. The Board has determined that all of the members of the Audit Committee meet the independence criteria for purposes of serving on an audit committee under the applicable OTCQX® Best Market rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board has determined that Mr. Pearce qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.  The Audit Committee operates under a written charter setting forth its functions and responsibilities.  A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request. Refer to “Audit Committee Report” for a summary description of the Audit Committee’s functions and responsibilities.

Compensation Committee

The Compensation Committee held eight meetings in 2020. The Board has determined that all of the members of the Compensation Committee are independent as defined in OTCQX® Best Market rules. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the Company’s annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties, and it may delegate certain of its authority to a subcommittee of the Compensation Committee, the CEO or another executive officer, including with respect to matters relating to the compensation of the Company’s employees other than the Company’s CEO and executive officers. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants (whose engagements have been approved by the Compensation Committee), accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, monitor evolving competitive practices and make compensation recommendations to the Compensation Committee. Our human resources management, in conjunction with our independent compensation consultant, develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee. The Compensation Committee has final authority to approve, modify or reject the recommendations in its sole discretion and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards.

Since 2018, the Compensation Committee has engaged Willis Towers Watson (“WTW”) as its independent compensation consultant. The compensation consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of WTW and to terminate such engagement. WTW assisted the Compensation Committee with the development of competitive market data, compensation program design and related assessments of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data for the Company’s Named Executive Officers (as defined in “Executive Compensation”). The Company paid WTW approximately $66,500 for the executive and director compensation consulting services described above in 2020. Additionally, Company management decided to engage WTW to provide other professional consulting services in 2020 primarily related to health and welfare (unrelated to executive compensation) in an amount totaling approximately $175,000.

The Compensation Committee has reviewed the independence of WTW in light of SEC rules regarding compensation consultants and has concluded that Willis Towers Watson’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating Committee held five meetings in 2020.  The Board has determined that all of the members of the Nominating Committee are independent as defined in the OTCQX® Best Market rules.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; and (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at investor.cpicardgroup.com or in printed form upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has in the past served as an officer or employee of the Company. None of the members of our Compensation Committee has any relationship requiring disclosure as a related party transaction. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications to the Board

Stockholders and interested parties can contact the Board or any director or group of directors (including the Chairman and the independent directors) through written communication sent to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board copies of any such correspondence that is directed to the Board or that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board Committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our Audit Committee Chair, or may be submitted to the Audit Committee Chair in accordance with our Whistleblower Policy (available on our website), and such concerns will be handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at investor.cpicardgroup.com.

Director Compensation

The following sets forth our compensation package for our non-employee directors, which did not change as compared to the 2019 director compensation program. Consistent with the 2019 director compensation program, 2020 director fees were paid quarterly in cash.

Compensation Element	Value
Retainer	$100,000

Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$15,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$10,000
Compensation Committee Member Fee	$7,500
Nominating Committee Member Fee	$5,000

The following table summarizes the annual compensation for our non-employee directors during 2020. Mr. Scheirman, our President and Chief Executive Officer, does not receive any additional compensation for his service on the Board.  Please see the “2020 Summary Compensation Table” for a summary of the compensation received by Mr. Scheirman with respect to 2020.

2020 DIRECTOR COMPENSATION

Fees
Earned
Or Paid
In Cash
Name	($)
Douglas Pearce (1)	$60,000
Robert Pearce	$127,500
Nicholas Peters	$120,000
Jorg Schneewind (2)	$52,500
Bradley Seaman (3)	$—
Marc Sheinbaum	$112,500
Valerie Soranno Keating	$117,500

(1)

Mr. Douglas Pearce did not stand for re-election at the 2020 annual meeting of stockholders and, accordingly, the fees reported in this table reflect fees earned during his period of service on the Board.

(2)	Mr. Schneewind joined the Board on September 15, 2020 and, accordingly, the fees reported in this table reflect fees earned during his period of service on the Board.
(3)	Mr. Seaman declined compensation for 2020.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 1, 2021 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.  The percentage calculations set forth in the table are based on 11,230,482 shares of common stock outstanding on April 1, 2021 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of
	Shares of	Percentage of
	Common	Common
	Stock	Stock
	Owned	Owned
	Beneficially	Beneficially
5% Beneficial Owners:
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(1)	4,124,368	36.7%
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (1)	2,434,457	21.7%

Named Executive Officers and Directors:
Thomas Furey	—	—
Robert Pearce	105,189	*
Nicholas Peters	30,000	*
Scott Scheirman (2)	286,241	2.5%
Bradley Seaman	—	—
Marc Sheinbaum	1,879	*
Valerie Soranno Keating	18,797	*
Guy DiMaggio (3)	16,675	*
John Lowe (4)	50,025	*
Total Executive Officers and Directors as a Group (14 individuals) (5)	616,546	5.3%

* Less than 1%

(1)

Based on a Schedule 13G filed jointly by the Tricor Funds, and Parallel49 Equity, ULC on February 12, 2016, as adjusted to give effect to the 1-for-5 reverse stock split we completed on December 20, 2017. Each of the Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner. An investment committee of the Tricor Funds has the power to vote or dispose of the shares held by the Tricor Funds. The investment committee is comprised of Mr. Bradley Seaman, Mr. David Rowntree, J. Trevor Johnstone and Roderick Senft. Each of Messrs. Seaman and Peters is an officer or member of the Tricor Funds and has an indirect pecuniary interest in the shares of common stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman and Peters expressly disclaims any beneficial ownership of any shares of common stock held by the Tricor Funds. The address of the Tricor Funds is c/o Parallel49 Equity, 225 East Deerpath Road, Suite 200, Lake Forest, IL 60045.

(2)	Includes an aggregate of 280,000 options to purchase common stock that are vested or will vest within 60 days of April 1, 2021.
(3)	Includes an aggregate of 16,675 options to purchase common stock that are vested or will vest within 60 days of April 1, 2021.
(4)	Includes an aggregate of 50,025 options to purchase common stock that are vested or will vest within 60 days of April 1, 2021.
(5)	Includes an aggregate of 449,000 options to purchase common stock that are vested or will vest within 60 days of April 1, 2021.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Scott Scheirman	58	President, Chief Executive Officer and Director
Guy DiMaggio	51	Senior Vice President and General Manager, Secure Card
Lane Dubin	52	Senior Vice President and General Manager, Personalization, Prepaid and Instant Issuance
Lori Frasier	54	Chief Human Resources Officer
Sarah Kilgore	53	Chief Legal and Compliance Officer and Corporate Secretary
John Lowe	44	Chief Financial Officer
Kevin O’Brien	41	Chief Accounting Officer
Beth Williams	45	Chief Technology Officer

Scott Scheirman.  See “Directors and Corporate Governance” for Mr. Scheirman’s biographical information.

Guy DiMaggio has served as a Senior Vice President and General Manager since July 2018. Mr. DiMaggio is a financial services executive with over 20 years of experience building and leading world-class operations and customer service teams. Prior to joining the Company, he was the SVP and Head of Operations for iPayment Inc., a financial transaction and processing services company, from 2013 to 2018, responsible for leading all client support and relationship management in the merchant acquiring / card processing industry. Prior to iPayment Inc., Mr. DiMaggio served as the Senior Vice President of Integration and Indirect Business Channel for Vantiv (now known as Worldpay, Inc.) from 2010 to 2012. He also spent nearly a decade in executive roles of increasing responsibility working globally for Western Union from 2001 to 2010, including Vice President of Operations for Europe, Middle East, Africa, Asia & Pacific. Mr. DiMaggio earned a Master of Business Administration degree from the University of Denver Daniels College of Business and he holds a Bachelor’s Degree in Communications from Shippensburg University in Pennsylvania.

Lane Dubin has served as a Senior Vice President and General Manager since January 2018.  Mr. Dubin joined the Company as Senior Vice President, Sales and Marketing in August 2016. Prior to joining the Company, Mr. Dubin served at American Express Company from 1992 to 2015. Most recently, he was the Head of Global Sales at American Express Global Business Travel from 2008 to 2015, and Vice President, Business Development – North America, at American Express Global Business Travel from 2003 to 2008. Prior to these roles, Mr. Dubin held roles of increasing responsibility with American Express, including Vice President-Business Development, Financial Education Services for American Express Financial Advisors and Director of Sales and Business Development for Ketera Technologies, a technology start-up incubated by American Express. Mr. Dubin holds a Bachelor of Arts degree in Economics and Business Administration from Ursinus College.

Lori Frasier has served as our Chief Human Resources Officer since October 2019. Prior to joining the Company, Ms. Frasier served as Senior Vice President of Strategy and Performance Management for Key Equipment Finance, a division of KeyBank N.A. (“KeyBank”), a retail banking company, since September 2013. In that role, Ms. Frasier was responsible for strategic planning, marketing and communications, employee development initiatives, client insights, new product development, sales performance and analysis and enterprise project management. Ms. Frasier joined KeyBank in 2003 as Senior Vice President of Global Human Resources and was promoted to Senior Vice President of Strategic Services in 2009. Prior to joining KeyBank, she held various positions of increasing responsibility in human resources and operations at First Data/Western Union. Ms. Frasier earned a Bachelor’s Degree in Business Administration from the University of Colorado at Denver and Master of Business Administration degree from the University of Denver Daniels College of Business. She has also completed the University of Michigan’s Continuing Education, Strategic Human Resources Planning Program.

Sarah Kilgore has served as our Chief Legal and Compliance Officer and Corporate Secretary since December 2017.  Prior to joining the Company, Ms. Kilgore was Of Counsel with Moye White LLP, a law firm based in Denver, since June 2017.  Prior to Moye White LLP, Ms. Kilgore founded and provided legal services through Kilgore Legal Group, LLC from 2011 through 2015.  Prior to establishing Kilgore Legal Group, LLC, Ms. Kilgore served as Associate General Counsel, Governance and Securities for Western Union from 2006 to 2011.  Prior to her role at Western Union, she held various legal positions at First Data Corporation and AT&T Corp., and was a corporate attorney in private practice. Ms. Kilgore earned her Juris Doctor degree from the University of Michigan Law School and received her Bachelor’s Degree in Business Administration from Michigan State University.

John Lowe has served as our Chief Financial Officer since July 2018.  Prior to joining the Company, Mr. Lowe served as Chief Financial Officer of SquareTwo Financial Corporation, a financial services company, from August 2014 until June 2017. Prior to August 2014, Mr. Lowe held various leadership roles at SquareTwo Financial Corporation, including serving as Treasurer, Vice President of Finance, Vice President of External Reporting and Director of Technical Accounting. Mr. Lowe’s employment with SquareTwo Financial Corporation commenced in 2009.  SquareTwo Financial Corporation filed for Chapter 11 bankruptcy protection in March 2017 in connection with a strategic sale of the Company.  Mr. Lowe holds a Bachelor of Science degree in both Accounting and Finance from the Virginia Polytechnic Institute and State University and is a Certified Public Accountant in the State of Colorado. Mr. Lowe is also a Chartered Financial Analyst.

Kevin O’Brien has served as our Chief Accounting Officer since April 2018.  Mr. O’Brien joined the Company in March 2016 as Director of Corporate Accounting and SEC Reporting. Prior to joining the Company, Mr. O’Brien served as the Director of Financial Reporting and Compliance at Sports Authority, Inc., a sporting goods retailer, from 2014 to 2016. From 2011 to 2014, Mr. O’Brien served as the Assistant Controller of CIBER, Inc., an information technology and services company. Prior to joining CIBER, Inc., Mr. O’Brien was a Senior Audit Manager at Deloitte & Touche LLP from 2002 to 2011. Mr. O’Brien holds both a Bachelor of Arts degree and Master of Science degree in Accounting from the University of Colorado and is a Certified Public Accountant in the State of Colorado.

Beth Williams has served as our Chief Technology Officer since January 2020, and she previously served in roles with CPI as Technology Director, Instant Issuance and Prepaid from January 2018 to January 2020, and as Director of Personalization Solutions from 2016 to 2017. Prior to joining CPI, Ms. Williams served in various leadership roles at EFT Source, Inc., including Chief Information Officer and Software Development Manager and Lead Software Developer from 2007 to 2015. Prior to 2007, Ms. Williams held a variety of positions of increasing responsibility, including programming, web and software development and analysis at KeyBank, Deloitte Consulting, NFIB, PIC (Sygen international subsidiary) and Vanderbilt University Medical Center. Ms. Williams holds a Bachelor of Business Administration - MIS from Ohio University.

EXECUTIVE COMPENSATION

The following narrative describes our executive compensation program and the decisions of the Compensation Committee of the Board regarding the fiscal year 2020 compensation of our named executive officers. The Company qualifies as a “smaller reporting company” in accordance with Rule 12b-2 of the Exchange Act. For as long as we are a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements.

2020 Named Executive Officers

For fiscal year 2020, our named executive officers (“NEOs”) were:

Scott Scheirman	President, Chief Executive Officer and Director
Guy DiMaggio	Senior Vice President and General Manager, Secure Card
John Lowe	Chief Financial Officer

2020 Business Overview

Business Highlights

Our executive team was pivotal in delivering the Company’s strong financial performance in 2020, including:

●	Total Net Sales of $312.2 million, up 12% year-over year;
●	Net Income of $16.1 million, up 415% year-over-year;
●	Adjusted EBITDA(1) of $57.5 million, up 53% year-over-year;
●	Cash Flow from Operations of $22.0 million, up 675% year-over-year; and
●	Total stockholder return (“TSR”) of 388%.(2)

Additional highlights of 2020 performance ($ in millions)

(1)

Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See Annex A hereto for a reconciliation to Net Income, the most directly comparable GAAP financial measure.

(2)	Calculated as the change in CPI stock price from December 31, 2019 through December 31, 2020.

(3)	The term Net Sales, as defined in the STIP, is consistent with “Total Net Sales,” as included in the Company’s consolidated financial statements.

Our 2020 results represented a continuation of the Company’s strong financial improvements in each of 2018 and 2019. Such results and improvements contributed to our ability to successfully refinance the Company’s existing indebtedness and enhance its liquidity position through a private offering of senior secured notes and entering into a new revolving credit facility in March 2021. We believe the achievement of these milestones is tied to our executive team’s focus on delivering against our strategic plan and continuing to execute on our four key strategies: deep customer focus; market-leading quality products and customer service; continuous innovation; and a market-competitive business model.

We encourage you to review the financial results set forth in our Form 10-K for the fiscal year ended December 31, 2020.

As described in this “Executive Compensation” section, we believe our compensation program focuses on performance-based compensation elements and provides alignment with the Company’s financial and strategic priorities as well as stockholder interests. We have structured our compensation design features to incentivize our NEOs and other executive officers to pursue performance that increases stockholder value by rewarding top-line growth, profitability and non-financial business imperatives, and we employ competitive compensation levels to drive the retention, performance and engagement of our executive team, including our NEOs. Further, our programs incentivize over-achievement of goals by awarding above-market compensation when the Company exceeds its performance goals, as we did in 2020.

We believe including equity awards as a significant component of our compensation program will allow us to continue to (i) incentivize our executive team to continue improving the business, (ii) promote retention of our high performing executive team and facilitate recruiting of additional top-level talent, (iii) align compensation with stockholder value and (iv) be consistent with market practices. Because of the limited shares currently available for awards under our Omnibus Plan, however, we believe it is necessary to modify the Omnibus Plan to make additional shares available for awards to our executive team, as described in Stockholder Proposals Nos. 5 and 6. See Stockholder Proposal Nos. 5 and 6 for further information.

Impact of COVID-19

Our Company demonstrated resilience in its response to the ever-evolving landscape presented by the COVID-19 pandemic, while maintaining focus on the health and safety of our employees, our ability to continue to provide essential products and services to our customers and the stability of our supply chain. We took immediate action to develop a pandemic preparedness plan based on federal, state and local guidelines, which we expand and refine as necessary in response to new developments and information. Our pandemic preparedness plan includes health screening, mask wearing, hygiene and enhanced cleaning protocols, visitor protocols, social distancing and remote working where possible, response protocols for sick or exposed employees, communications and training for our workforce, and management oversight through reporting and tracking tools. Many protocols are tailored to the operations in each of our facilities. The Company recognized the commitment and continued hard work of our on-site employees in numerous ways, including:

●	Paid multiple cash recognition bonuses throughout 2020;
●	Awarded additional paid time off in early January 2021 in recognition of the impact of COVID-19 on employee paid time off in 2020;
●	Paid employee compensation for downtime associated with enhanced cleaning and shift staggering to avoid excessive contact between shifts; and
●	As vaccinations have become available, provide a cash incentive for employees to receive the COVID-19 vaccine.

We continue to extend gratitude to our employees for their dedication and commitment to safety and serving our customers through these unprecedented times.

We established the executive compensation targets for 2020 early in the year, before the implications of the COVID-19 pandemic were fully understood. Despite the challenges presented by the pandemic, we did not make any executive compensation target adjustments during the year. As illustrated in the “Business Highlights” section above, the Company achieved strong financial results in 2020, and, based on these results, our 2020 STIP paid out at above-target-incentive levels.

Summary of Our 2020 Compensation Decisions

The Compensation Committee makes all decisions regarding our NEOs’ total compensation (base salary, short-term incentives, and long-term incentives).

● ● ● ● ● ●

Factors that Guided 2020 Compensation Decisions	● Our executive compensation philosophy ● Degree of achievement of key financial goals for 2020 ● Recommendations of our CEO (other than with respect to his own compensation)

● Advice of the Compensation Committee’s independent compensation consultant ● Market pay and governance best practices ● Historical CPI compensation
2020 Compensation Program Changes and Key Decisions

Base Salary

In February 2020, the Compensation Committee approved the following merit increases for fiscal year 2020 in consideration of our NEOs’ performance, review of competitive market data and internal pay equity:

●
CEO: Mr. Scheirman received a 10% increase in his 2020 short-term incentive plan target in lieu of a base salary increase, thus increasing the portion of his pay which is at-risk and directly tied to Company performance. The net increase in his target cash opportunity (base salary + short-term incentive plan target) was 6.2%.
●
Other NEOs: Mr. Lowe received a base salary increase of 5%, effective March 8, 2020. Mr. DiMaggio did not receive a base salary increase in 2020 as he received a 15.4% base salary increase in November 2019 associated with his change in responsibilities as a result of a reorganization of the Company’s operations.

2020 Short-Term Incentive Plan (“2020 STIP”)

The 2020 STIP emphasizes pay-for-performance and the achievement of critical near-term performance milestones. Under the 2020 STIP, the NEOs were eligible to earn quarterly cash bonus awards based on the achievement of pre-established financial goals (specifically, Adjusted EBITDA, Net Sales and Adjusted Free Cash Flow metrics). Each NEO’s individual incentive opportunity is determined by the Compensation Committee following a review of competitive market data and internal pay equity. Based on the Company’s 2020 performance, the 2020 STIP payouts ranged from 178% to 185% of target for the NEOs, reflecting strong above-target performance during 2020.

See “Elements of the 2020 Executive Compensation Program — Short-Term Incentives” for more information.

October 2020 Long-Term Incentive Awards

On October 2, 2020, the Compensation Committee approved our 2020 long-term incentive program, which included a combination of restricted stock units (“RSUs”) and time-based cash retention awards (the “Retention Awards”). The 2020 RSUs represent our first grant of equity-denominated long-term incentives, (other than equity awards associated with initial offers of employment) to the NEOs since 2017 and reflect the Compensation Committee’s desire to return to an equity-based program that further aligns the interests of our NEOs with our stockholders. This represents a change from our compensation program designs in 2018 and 2019, which were primarily cash-based to help manage our annual share usage and stockholder dilution levels. Nevertheless, the number of RSUs we awarded under our 2020 long-term incentive program was limited by the significant share usage that would have been required to deliver grant date fair values that would provide market-competitive levels of long-term incentive compensation and the limited remaining shares available for awards under the Omnibus Plan.

See “Elements of the 2020 Executive Compensation Program — Long-Term Incentives” for more information.

Compensation Peer Group

The Compensation Committee reviewed and affirmed our compensation peer group in 2020, which is comprised of companies that meet at least one of the following criteria:

●
Similar in size and complexity to CPI (primarily based on revenue and EBITDA);
●
In a similar or related technology-oriented industry; or
●
In competition with CPI for executive talent.

See “Role of Market Data and the Peer Group” for more information.

Executive Compensation Governance Highlights

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation practices to evaluate whether they support the Company’s executive compensation philosophy and are aligned with stockholder interests. Our 2020 executive compensation practices include the following, each of which the Compensation Committee believes is supportive of our executive compensation philosophy and the interests of our stockholders:

What We Do	What We Don’t Do

 ✓

Deliver a significant portion of compensation through performance-based, at-risk pay

✓

Maintain a peer group for evaluating competitive market practices

✓

Set pre-established performance targets designed to be challenging

✓

Regularly review risks associated with compensation

✓

Consult with an independent consultant on compensation levels and practices

✓

Provide no executive perquisites

✓

Maintain a clawback policy

X

Provide automatic, annual increases in executive salaries

X

Maintain uncapped executive incentive plans

X

Award single-trigger cash severance in connection with a change in control

X

Re-price stock options without the prior approval of our stockholders

X

Permit hedging or pledging of equity

X

Enter into supplemental executive retirement plans

X

Provide excise tax gross-ups on termination-related payments

Stockholder Input on Executive Compensation

Beginning on December 31, 2020, the Company was no longer an Emerging Growth Company for purposes of SEC reporting. We continue to qualify as a Smaller Reporting Company and are thus required to hold a say-on-pay and a say-on-frequency vote regarding the compensation of our NEOs. The Say-on-Pay Proposal is included in this proxy statement as Proposal No. 3, and the Say-on-Frequency Proposal is included in this proxy statement as Proposal No. 4. We believe holding an annual advisory say-on-pay vote will foster useful and frequent communication with our stockholders on the Company’s NEO compensation practices and program.

Role of the Compensation Committee

In consultation with the Company’s Chief Executive Officer, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work to implement the Compensation Committee’s decisions, monitor evolving competitive practices and make compensation recommendations to the Compensation Committee. Our human resources management, in conjunction with our independent compensation consultant, develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee. The Compensation Committee has final authority to approve, modify or reject these recommendations in its sole discretion. Members of management do not attend the portions of the Compensation Committee meetings relating to their own compensation, and the Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee approves all compensation of our executive officers, including equity awards.

Role of the Independent Compensation Consultant

Since 2018, the Compensation Committee has engaged WTW as its independent compensation consultant. WTW is engaged by and reports directly to the Compensation Committee. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of WTW and to terminate such engagement. In 2020, WTW assisted the Compensation Committee with the development of competitive market data, compensation program design and related assessments of the Company’s executive and director compensation levels, evaluation of short-term and long-term incentive compensation strategy and compilation and review of total compensation data for the Company’s NEOs.

The Compensation Committee has reviewed the independence of WTW in light of SEC rules regarding compensation consultants and has concluded that WTW is independent and its work for the Compensation Committee does not raise any conflict of interest.

Role of Market Data and the Peer Group

In order to gauge the competitiveness of our compensation program and to provide our NEOs with fair and market-competitive compensation, the Company reviewed compensation practices and pay opportunities from general industry survey data as well as from a selection of publicly traded peer companies. The Company attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in its relevant labor markets, and we design our compensation practices with this goal in mind.

Specifically, in 2020, the Company analyzed information regarding the pay practices of a compensation peer group (as described below) to assist the Compensation Committee in determining pay for our Chief Executive Officer and Chief Financial Officer.  In addition, the Company analyzed the pay practices of similarly sized general industry companies in the WTW Executive Compensation Database to assist the Compensation Committee in determining pay for our other executive officers. The compensation data resulting from this analysis was considered by the Compensation Committee in making 2020 executive compensation decisions.

In 2020, we worked with WTW to review and validate our peer group. In compiling our peer group, we engaged in a multi-faceted analysis that identified companies:

●	Similar in size and complexity to CPI (primarily based on revenue and EBITDA);
●	In a similar or related technology-oriented industry;
●	In competition with CPI for executive talent.

The Compensation Committee approved the following peer group for 2020:

Executive Compensation Peer Group
Altium Limited	FormFactor, Inc.	Lattice Semiconductor Corporation
Cass Information Systems, Inc.	GreenSky, Inc.	PRGX Global, Inc.
Consumer Portfolio Services, Inc.	Inphi Corporation	SigmaTron International, Inc.
DSP Group, Inc.	Inseego Corp.	USA Technologies, Inc.
EVERTEC, Inc.	Key Tronic Corporation

Elements of the 2020 Executive Compensation Program

Our 2020 executive compensation program consisted of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CPI’s 2020 executive compensation program and the objective and key features of each element:

	Objective	Type of Compensation	Key Features

Base Salary	A standard compensation element in executive compensation packages, offering market competitive fixed compensation to attract and retain talent	Cash	● Reflects individual skills, experience, responsibilities and performance over time ● Provides a consistent source of income

Short-Term Incentive	A cash-based award that encourages executives to focus on specific short-term corporate and/or business unit performance goals	Cash	● Performance-based award tied to achievement of critical short-term financial goals and priorities ● Pays only if threshold performance levels are met or exceeded

Long-Term Incentive — RSUs	Rewards long-term stockholder value creation, enhances executive stock ownership and promotes retention	Equity	● At-risk element as value fluctuates based on value of the Company’s common stock ● Aligns executive and stockholder interests
Long-Term Incentive —Retention Cash	A cash-based award that emphasizes executive retention and contributes to competitive compensation levels during a period of stock price volatility and equity constraints	Cash	● Promotes retention and reflects confidence in and validation of the executive team ● Helps reduce the annual share utilization rate and manage dilution
Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit	● Competitive broad-based benefits available to all employees
Employment and Post-Termination Arrangements	Protects the Company and NEOs during certain termination events, through the use of a CEO employment agreement, an executive severance and change-in-control policy, and various restrictive covenants	Benefit

●

Facilitates an orderly transition in the event of management changes

●

Helps ensure NEOs remain focused on creating sustainable performance in case of risk of job loss

●

Provides confidentiality, non-compete and non-solicit protections for the Company

Base Salary

Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance. The base salaries of our NEOs in 2019 and 2020 are set forth below.

Our NEOs were entitled to the following annual base salaries in 2019 and 2020:

	2019 Base Salary	2020 Base Salary
	(As of December 31, 2019)	(As of December 31, 2020)	% Increase
Scott Scheirman(1)	$592,250	$592,250	0.0%
Guy DiMaggio(2)	$375,000	$375,000	0.0%
John Lowe	$330,687	$347,221	5.0%

(1)

Mr. Scheirman received a 10% increase in his 2020 short-term incentive plan target in lieu of a base salary increase, thus increasing the portion of his pay which is directly tied to Company performance. The net increase in his target cash opportunity (base salary + short-term incentive plan target) was 6.2%.

(2)

Mr. DiMaggio did not receive a base salary increase in 2020 as he received a 15.4% base salary increase in November 2019 associated with his change in responsibilities as a result of a reorganization of the Company’s operations.

Short-Term Incentives

The Company believes that establishing cash incentive opportunities is an important factor in both attracting and retaining qualified and highly skilled executives and in motivating our executives to achieve the Company’s financial objectives.  To achieve these objectives, the Company maintains a quarterly short-term incentive plan, or the “STIP.” The quarterly design of the STIP is intended to reward the achievement of critical quarterly financial performance objectives. As such, payments may vary quarter to quarter.

To determine payouts under the STIP, the Company measures performance for each metric on both a quarterly and a cumulative basis. Each quarterly payment is “capped” at 125% of target, amounts that exceed the quarterly cap are subject to a year-end “true-up,” and each quarterly award is eligible for a “catch-up” payment for cumulative performance to-date.  This design was implemented to further enhance the motivational effect of the STIP and provide a continual incentive to improve performance throughout the year.

Under the 2020 STIP, executives were eligible to earn quarterly cash bonuses based on the achievement of the following metrics:

u

Description

Metrics	50% based on achievement of Adjusted EBITDA(1) 30% based on achievement of Net Sales(2) 20% based on achievement of Adjusted Free Cash Flow(3)
Corporate Executive Measurement	100% based on company-wide achievement

Business Unit Executive (General Manager) Measurement	50% based on company-wide achievement 50% based on Business Unit achievement

(1)

“Adjusted EBITDA” is a financial measure that is not calculated according to U.S. generally accepted accounting principles (“GAAP”). For purposes of the STIP, we define Adjusted EBITDA as EBITDA (which represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis) adjusted for litigation and related charges incurred in connection with certain patent and stockholder litigation; stock-based compensation expense; estimated sales tax expense (benefit); restructuring and other charges; loss on Revolving Credit Facility termination; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, which, for 2020, were limited and immaterial.

(2)	The term Net Sales, as defined in the STIP, is consistent with “Total Net Sales,” as included in the Company’s consolidated financial statements, for all references contained herein.
(3)

“Adjusted Free Cash Flow” is a financial measure that is not calculated according to U.S. GAAP.  We define Adjusted Free Cash Flow as cash flow from operations less cash capital expenditures, and adjusted for the following cash items: interest; income taxes; litigation and related charges incurred in connection with certain patent and stockholder litigation; restructuring and other charges; and other significant unusual and non-recurring events. This measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Our annual STIP Net Sales, Adjusted EBITDA and Adjusted Free Cash Flow goals are defined on a quarterly basis for purposes of calculating the quarterly STIP payments. The quarterly goals align to the Company’s annual operating plan and reflect the planned seasonality of our business and operations. Achievement of performance goals is calculated on the basis of straight-line interpolation between the threshold, target and maximum bonus opportunities for each applicable metric underlying the performance goal. Quarterly and cumulative payouts under the STIP can range from 0% to 200%, based on Company performance; however, any payment made under the STIP with respect to the first three quarters is capped at one-hundred twenty-five (125%) of the quarterly target incentive. The targeted cumulative Adjusted EBITDA metric also serves as a trigger as CPI must achieve the overall Adjusted EBITDA threshold performance in order for any year-end STIP payments to fund.

Actual 2020 Payouts

Despite the significant unforeseen global impact of COVID-19, no adjustments were made to the financial performance targets under our 2020 STIP, and 2020 STIP awards were based on goals established prior to the pandemic. Based on strong Company performance in 2020, our 2020 STIP paid out at above-target-incentive levels. Messrs. Scheirman, DiMaggio and Lowe received 2020 STIP payments of $2,017,714, $508,475, and $481,118, respectively.

Long-Term Incentives

On October 2, 2020, the Compensation Committee approved long-term incentive awards in the form of RSUs and Retention Awards. The October 2020 RSUs represent our first grant of equity-denominated awards (other than equity awards associated with initial offers of employment) to the NEOs since 2017. Beginning in 2018, the Compensation Committee suspended the use of equity awards because they were viewed as an ineffective compensation vehicle in light of the Company’s stock price and dilutive impact on stockholder value. In addition, based on the Company’s stock volatility and standard methodology for valuing equity awards, the Omnibus Plan lacked a sufficient number of available shares to make market-competitive equity awards. Due to a number of factors, the Compensation Committee delayed requesting stockholder approval of an increase in shares to the Omnibus Plan until this year. See the section “Stockholder Equity Compensation Related Proposals” below for further discussion. As the Company’s performance and stock price have improved, the Compensation Committee supports a return to the market practice of granting equity-based long-term incentive awards to its executives, as evidenced by the award of RSUs as a portion of the long-term incentive awards in 2020. We believe such awards promote retention of our high performing executive team, allow us to continue to recruit top-level talent and align compensation with stockholder value, all of which incentivize our executive team to continue improving our business.

Together with STIP awards, the RSUs and Retention Awards are designed to balance the achievement of critical near-term performance objectives with long-term strategic goals and the retention of key executives.

October 2020 Awards

The following table sets forth the details of the RSUs and Retention Awards granted to our NEOs in October 2020:

	# RSUs Granted(1)	RSU Grant Date Fair Value	Retention Awards(2)	Aggregate Value
Scott Scheirman	54,757	$116,085	$562,215	$678,300
Guy DiMaggio	13,796	$29,248	$141,652	$170,900
John Lowe	13,126	$27,827	$134,773	$162,600

(1)	RSUs vest into shares of the Company’s common stock on the second anniversary of the grant date, subject to the NEO’s continued employment through the vesting date.
(2)

Under the terms of the Retention Awards, in the event the recipient voluntarily terminates his or her employment without Good Reason or the Company terminates the recipient’s employment for Cause (each as defined in the Retention Award agreement), in either case, before March 15, 2022 (the “Retention Date”), then such recipient will be required to promptly repay to the Company, in any event no later than ten (10) days following such termination, an amount equal to the Retention Award. A recipient will not be required to repay a Retention Award in the event of termination of employment due to death or disability, by the Company without Cause or by the recipient for Good Reason prior to the Retention Date. Similar Retention Awards were granted in 2019 and vested in March 2021.

Stockholder Equity Compensation Related Proposals

The Compensation Committee believes that it is important for the Company to return to a long-term incentive program that consists largely or entirely of equity-based awards. Such an equity-based incentive program would (i) enable the Company to attract and retain a high performing executive team, (ii) incentivize behaviors which support the best interests of the Company and its stockholders, (iii) align business performance with compensation and (iv) be consistent with market practice. Unfortunately, the current limited share availability and Insider equity award limit in the Omnibus Plan do not allow us to return to a market standard equity-based long-term incentive program as part of our executive compensation, which is why we are seeking stockholder approval to make additional shares available for award under our Omnibus Plan (see Stockholder Proposal No. 5) and to increase the limit on equity awards that can be made to Insiders (see Stockholder Proposal No. 6).

Several key goals guiding our planned transition to an equity-based compensation model include:

●	Further aligning executive compensation with total stockholder returns;
●	Reviewing benchmark long-term incentive plan practices provided by our compensation consultant and conforming to such practices where appropriate; and
●	Rewarding an executive team that has delivered strong stockholder returns in the past few years.

The Compensation Committee believes that given improvements in the last few years in business performance and stock price and the executive team’s achievement of key milestones, including the recent refinancing of the Company’s indebtedness, it is in the Company’s and the stockholders’ best interests to begin to transition to a more market competitive equity-based long-term incentive program during 2021.

Other Benefits

The Company maintains the CPI Holdings I, Inc. 401(k) Plan (the “401(k) Plan”), which is designed to be a qualified defined-contribution plan under the provisions of the Internal Revenue Code (the “Code”), covering substantially all employees who meet certain eligibility requirements. Under the 401(k) Plan, participants may defer their salary subject to statutory limitations and may direct the contributions among various investment accounts. The Company matches 100% of the participant’s first 3% of deferrals and 50% of the next 2% of deferrals. The matching contributions are fully vested at the time of the match.

Termination or Change in Control

Pursuant to their respective employment or post-termination arrangements, each of our NEOs is entitled to certain payments and benefits in certain termination situations or upon a change in control. We believe that our severance arrangements would help facilitate an orderly transition in the event of changes in management. For further discussion of severance payments and benefits, see “Employment and Post-Termination Arrangements.”

Additional Compensation Governance Practices

Compensation Risk Assessment

The Compensation Committee regularly reviews the risk associated with the Company’s compensation programs.  As part of this process, the Compensation Committee reviewed a comprehensive risk assessment conducted by WTW in 2019 and, at the time, concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In 2020, the Compensation Committee discussed with WTW any year-over-year changes that could impact the risk assessment. The Compensation Committee and WTW concluded that no program changes were implemented in 2020 that would materially affect the existing risk profile of the Company’s compensation programs, and that several of our current practices effectively mitigate risk and promote performance.

Prohibited Transactions Policy

In February 2020, the Company adopted a Prohibited Transactions Policy, which prohibits CPI officers and directors from purchasing financial instruments and engaging in certain transactions designed to hedge against a decrease in the value of the Company’s securities, including short sales, publicly traded options, hedging and monetization transactions, margin sales, pledges of collateral and standing limit orders.

Clawback Policy

The Company has had an incentive compensation recoupment policy in place since 2016 (the “Clawback Policy”). Under the Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under applicable securities laws, the Compensation Committee will review all awards or payments of any form of incentive-based compensation (including cash and equity) made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Compensation Committee determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Compensation Committee may, to the extent permitted by applicable law, seek to recover, for the benefit of the Company, the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results, as determined by the Compensation Committee. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. For purposes of this policy, “executive officers” of the Company include all persons designated by the Board as Section 16 reporting officers.

Stock Ownership Guidelines

Since 2016, the Company has maintained formal executive stock and independent director stock ownership guidelines that apply to senior executives, including our NEOs, and our independent directors (“Unaffiliated Directors”) who are not affiliated with Parallel49 Equity, ULC (formerly known as Tricor Pacific Capital and an affiliate of the Tricor Funds (“Parallel49”)). The Company did this to further align the interests of our leaders and the Unaffiliated Directors with those of our stockholders, and further promote our commitment to sound corporate governance.

Under the guidelines, executives and Unaffiliated Directors have up to five years to accumulate shares and share equivalents that have a market value equal to or greater than a prescribed multiple of annual salary or annual retainer fees, as applicable and as outlined below. While our executives and Unaffiliated Directors have until 2021 (or five years from appointment to their position, whichever is later) to satisfy the applicable share ownership levels, given the historical volatility in the Company’s stock price and the Compensation Committee’s decision not to include equity awards as long-term incentives for 2018 and 2019 and to make limited long-term incentive equity awards in 2020, management and the Compensation Committee have been monitoring progress against these guidelines and will determine an appropriate course of action.

The table below reflects the current ownership guidelines:

Position	Multiple of Salary or Retainer

Chief Executive Officer	5x salary

CEO Direct Reports and Chief Accounting Officer	2x salary
Other Executives	1x salary
Unaffiliated Directors	3x retainer

The types of ownership arrangements counted towards the guidelines are: shares owned outright; restricted stock; RSUs; intrinsic value of any vested stock options and any deferred stock.

2020 Summary Compensation Table

The 2020 Summary Compensation Table discloses the compensation information for fiscal year 2020 and, to the extent required by applicable SEC disclosure rules, fiscal year 2019 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year.

							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards(3)	Option Awards	Compensation (4)	Earnings	Compensation (5)	Total
Scott Scheirman, President, Chief Executive Officer and Director	2020	$615,029	$562,215	$116,085	$—	$2,017,714	—	$11,400	$3,322,443
	2019	$588,270	$710,700	$—	$—	$1,747,080	—	$4,423	$3,050,473
Guy DiMaggio, SVP and GM, Secure Card	2020	$389,423	$221,652	$29,248	$—	$508,475	—	$11,400	$1,160,198
	2019	$330,769	$305,700	$—	$—	$400,271	—	$10,700	$1,047,440
John Lowe, Chief Financial Officer(6)	2020	$356,761	$254,773	$27,827	$—	$481,118	—	$11,400	$1,131,879

(1)

Due to the timing of our bi-weekly payroll calendar, during 2020 we had 27 pay periods instead of 26. Thus, all employees received actual base pay compensation that was above their stated annual base salary.

(2)

For 2020, these amounts include (a) a prepaid retention award described under “Long-Term Incentives” and (b) for Messrs. DiMaggio and Lowe, bonus awards associated with the terms of their employment with the Company, described below under “Mr. DiMaggio’s Employment Offer Letter” and “Mr. Lowe’s Employment Offer Letter.” For 2019, these amounts represent (a) prepaid retention award granted during 2019 and which were subject to repayment in the event the NEO voluntarily terminated employment without “good reason” or the Company had terminated the NEO’s employment for “cause,” in either case, before March 15, 2021 and (b) for Mr. DiMaggio, a bonus award associated with the terms of his employment with the Company, described below under “Mr. DiMaggio’s Employment Offer Letter.”

(3)	These amounts represent the grant date fair value of the RSU awards as calculated in accordance with FASB Topic 718, valued based on the closing stock price on the date of grant.
(4)	Represents payments under the STIP for the applicable year.
(5)	Represents matching contributions under the Company’s 401 (k) plan.
(6)	Mr. Lowe was not a named executive officer in 2019 and thus his 2019 compensation information is not included in this table.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option		Stock that	Stock that
	Options	Options	Exercise	Option	Have Not	Have Not
	(Exercisable)	(Unexercisable)	Price	Expiration	Vested	Vested
Name	(#)	(#)(1)	($)	Date	(#) (2)	($) (3)
Scott Scheirman	280,000	—	$5.25	9/25/2027	54,757	$240,383
Guy DiMaggio	16,675	8,325	$2.11	8/1/2028	13,796	$60,564
John Lowe	50,025	24,975	$1.98	7/2/2028	13,126	$57,623

(1)

For Mr. DiMaggio, (a) 33.4% of the options vested and became exercisable on August 1, 2019, (b) 33.3% of the options vested and became exercisable on August 1, 2020, and (c) 33.3% of the options will vest and become exercisable on August 1, 2021, subject to continued service with the Company through such vesting date. For Mr. Lowe, (a) 33.4% of the options vested and became exercisable on July 2, 2019, (b) 33.3% of the options vested and became exercisable on July 2, 2020, and (c) 33.3% of the options will vest and become exercisable on July 2, 2021, subject to continued service with the Company through such vesting date.

(2)	The RSU awards will vest 100% on October 2, 2022, subject to continued service with the Company through such vesting date.
(3)	The market value of the RSUs is based on the $4.39 closing price of a share of our common stock on December 31, 2020.

Employment and Post-Termination Arrangements

Mr. Scheirman’s Employment Agreement

On September 25, 2017, Mr. Scheirman entered into an employment agreement (the “CEO Employment Agreement”) with the Company to serve as President and Chief Executive Officer, effective October 5, 2017, for a term ending on March 31, 2021, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The CEO Employment Agreement provides for an initial base salary of $575,000 per year.

Under the terms of the CEO Employment Agreement, in the event that Mr. Scheirman’s employment is terminated by the Company without Cause, he resigns for Good Reason (each as defined in the CEO Employment Agreement), separates employment due to death or disability or the Company fails to renew his agreement upon its expiration, Mr. Scheirman would be entitled to (i) continued monthly payments of his base salary and his annual STIP target bonus for a period of eighteen months; (ii) a prorated portion of his STIP bonus based on the number of full months completed during the fiscal year in which such termination of employment occurs and based on final Company performance for the STIP year; (iii) accelerated vesting of any outstanding equity awards that would have otherwise vested in the next twelve months following the termination (for performance-based awards, vesting will be based on actual performance determined at the end of the performance period); (iv) the cost of COBRA coverage for his health coverage then in effect, less the employee contribution for an active employee, for the severance period; and (v) up to six months of outplacement services. The estimated cash severance payment to Mr. Scheirman on termination, assuming a termination as of December 31, 2020, would have been $2,619,208 (inclusive of $11,682 in COBRA insurance coverage and outplacement services valued at $15,000) for termination without “Cause,” for “Good Reason,” for the Company’s failure to renew the agreement, or termination due to his death or disability.

In the event that Mr. Scheirman experiences a termination event as described above within six months prior to or two years following a Change in Control (as defined in the CEO Employment Agreement) of the Company, Mr. Scheirman will receive the benefits described in the foregoing paragraph, except that the severance and COBRA continuation benefits in items (i) and (iv) above would be extended from eighteen to twenty-four months, and his outstanding equity awards would vest in full (with any performance-based awards vesting at the target level of performance).  The estimated cash severance payment to Mr. Scheirman on termination in connection with a Change in Control, assuming a termination as of December 31, 2020, would have been $3,487,277 (inclusive of $15,576 in COBRA insurance coverage and outplacement services valued at $15,000).

Mr. Scheirman is subject to certain restrictive covenants in the CEO Employment Agreement, including obligations regarding non-competition and non-solicitation of Company employees and customers during the term of his employment and for a period of eighteen months following any termination of his employment with the Company.

Mr. Scheirman, along with the other NEOs and executive officers, participates in the STIP whereby a significant portion of his total compensation is directly tied to Company performance. To further align Mr. Scheirman’s compensation with Company performance, the Company’s Compensation Committee determined in February 2020 that in lieu of a base increase, Mr. Scheirman’s 2020 STIP target would be increased.  As a participant in the 2020 STIP, Mr. Scheirman’s 2020 quarterly incentive opportunity was equal to $227,220 per quarter and his annual incentive opportunity was equal to $227,220.  Payouts were based on quarterly and annual Company performance goals for 2020.  See “Elements of the 2020 Executive Compensation Program – Short-Term Incentives” for a description of the 2020 STIP.

In October 2019, Mr. Scheirman entered into a retention agreement with the Company pursuant to which Mr. Scheirman was paid $710,700 on October 18, 2019. Mr. Scheirman would have been required to repay that amount, net of taxes, to the Company in the event he voluntarily terminated his employment without “good reason” or the Company terminated his employment for “cause,” in either case before March 15, 2021.

As described above, in October 2020, Mr. Scheirman entered into a retention agreement with the Company pursuant to which he was paid $562,215 on October 22, 2020, and must repay that amount to the Company in the event he voluntarily terminates his employment without “good reason” or the Company terminates his employment for ”cause,” in either case before March 15, 2022.

Mr. DiMaggio’s Employment Offer Letter

Mr. DiMaggio does not have an employment agreement with the Company.  Under the terms of his employment offer letter, he received an initial base salary of $300,000 per year. Mr. DiMaggio’s offer letter also provided for a cash sign-on bonus of $200,000 payable in two installments with $120,000 paid on his one-year anniversary and $80,000 payable on his two-year anniversary.  Mr. DiMaggio’s offer letter does not provide for any severance benefits, however, upon a termination of his employment as of December 31, 2020, Mr. DiMaggio would have been eligible to receive an estimated $672,116 in cash severance (inclusive of $7,116 in COBRA insurance coverage and outplacement services valued at $15,000) upon a termination without “cause” or for “good reason,” pursuant to our Executive Severance Guidelines, as summarized below. Also, pursuant to the Executive Severance Guidelines, the estimated cash severance payment to Mr. DiMaggio on termination in connection with a Change in Control (as defined in the Omnibus Plan), assuming a termination as of December 31, 2020, would have been $997,116 (inclusive of $7,116 in COBRA insurance coverage and outplacement services valued at $15,000).

Mr. DiMaggio, along with the other NEOs and executive officers, participates in the STIP whereby a significant portion of his total compensation is directly tied to Company performance. As a participant in the 2020 STIP, Mr. DiMaggio’s 2020 quarterly incentive opportunity was equal to $55,000 per quarter and his annual incentive opportunity was equal to $55,000.  Payouts were based on quarterly and annual Company performance goals for 2020.  See “Elements of the 2020 Executive Compensation Program – Short-Term Incentives” for a description of the 2020 STIP.

In September 2019, Mr. DiMaggio entered into a retention agreement with the Company pursuant to which Mr. DiMaggio was paid $185,700 in 2019.  Mr. DiMaggio would have been required to repay that amount, net of taxes, to the Company in the event he voluntarily terminated his employment without “good reason” or the Company terminated his employment for “cause,” in either case before March 15, 2021.

As discussed above, in October 2020, Mr. DiMaggio entered into a retention agreement with the Company pursuant to which Mr. DiMaggio was paid $141,652 on October 22, 2020, and must repay that amount to the Company in the event he voluntarily terminates his employment without “good reason” or the Company terminates his employment for “cause,” in either case before March 15, 2022.

Mr. Lowe’s Employment Offer Letter

Mr. Lowe does not have an employment agreement with the Company.  Under the terms of his employment offer letter, he received an initial base salary of $325,000 per year.  Mr. Lowe’s offer letter also provided for a cash sign-on bonus of $200,000 payable in two installments with $80,000 paid on or about December 31, 2018 and $120,000 payable on his two-year anniversary.  Mr. Lowe’s offer letter does not provide for any severance benefits, however, upon a termination of his employment as of December 31, 2020, Mr. Lowe would have been eligible to receive an estimated $650,528 in cash severance (inclusive of $17,407 in COBRA insurance coverage and outplacement services valued at $15,000) upon a termination without “cause” or for “good reason” pursuant to our Executive Severance Guidelines, as summarized below. Also, pursuant to the Executive Severance Guidelines, the estimated cash severance payment to Mr. Lowe on termination in connection with a Change in Control (as defined in the Omnibus Plan), assuming a termination as of December 31, 2020, would have been $959,589 (inclusive of $17,407 in COBRA insurance coverage and outplacement services valued at $15,000).

Mr. Lowe, along with the other NEOs and executive officers, participates in the STIP whereby a significant portion of his total compensation is directly tied to Company performance. As a participant in the 2020 STIP, Mr. Lowe’s 2020 quarterly incentive opportunity was equal to $54,180 per quarter and his annual incentive opportunity was equal to $54,180.  Payouts were based on quarterly and annual Company performance goals for 2020.  See “Elements of the 2020 Executive Compensation Program – Short-Term Incentives” for a description of the STIP.

In September 2019, Mr. Lowe entered into a retention agreement with the Company pursuant to which Mr. Lowe was paid $180,300. Mr. Lowe would have been required to repay that amount, net of taxes, to the Company in the event he voluntarily terminated his employment without “good reason” or the Company terminated his employment for “cause,” in either case before March 15, 2021.

As discussed above, in October 2020, Mr. Lowe entered into a retention agreement with the Company pursuant to which Mr. Lowe was paid $134,773 on October 22, 2020, and must repay that amount to the Company in the event he voluntarily terminates his employment without “good reason” or the Company terminates his employment for “cause,” in either case before March 15, 2022.

Executive Severance Guidelines

On June 22, 2017, the Company adopted guidelines governing executive severance (“Executive Severance Guidelines”), applicable to officers and NEOs of the Company who are not otherwise parties to individual employment or severance agreements providing for benefits upon a termination of employment. Under the Executive Severance Guidelines, if the employment of an eligible officer is terminated without “cause” or due to a resignation for “good reason,” not in connection with a “change in control” (each as defined in the Executive Severance Guidelines) and subject to the execution, delivery and non-revocation of a release of claims, he or she would be eligible to receive cash severance equal to one times the sum of his or her base salary plus annual bonus target (or 1.5 times the sum of base salary and annual bonus target for a CEO participant). For such a termination occurring within the 24 months following a change in control of the Company, the applicable severance multiple would be increased to 1.5 times for all other eligible officers (or 2.0 times for a CEO participant). In addition, the Company would continue to pay a portion of the cost of medical, dental and vision benefits on behalf of an eligible officer, such that the officer’s contribution would remain as it were for an active officer, for the greater of the severance period or such officer’s eligibility for COBRA continuation coverage, and the Company may provide, in its discretion, up to six months of outplacement services. Each of Messrs. DiMaggio and Lowe are subject to the Executive Severance Guidelines, while Mr. Scheirman is excluded from the Executive Severance Guidelines due to the severance provisions in the CEO Employment Agreement.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Number of securities
remaining available for
future issuance under
	Number of securities to		Weighted average		equity compensation
	be issued upon exercise		exercise price of		plans (excluding
	of outstanding options,		outstanding options,		securities reflected in
	warrants and rights		warrants and rights		column (a))
	(a) (#)		(b) ($)		(c) (#)
Equity compensation plans approved by security holders (1)	886,373	(2)	6.44	(2)	185,113	(3)
Equity compensation plans not approved by security holders	—		–		–
Total	886,373		6.44		185,113

(1)	All current equity compensation plans have been approved by stockholders.
(2)

Consists of (i) 706,372 outstanding options under the Omnibus Plan at an average exercise price of $6.44; and (ii) 180,001 outstanding restricted stock units under the Omnibus Plan.  Only options were used in computing the weighted average exercise price.

(3)

The CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (the “Option Plan”) was discontinued in connection with our initial public offering.  As of December 31, 2020, there were no outstanding shares remaining, and no further grants can be made under the Option Plan.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP (“KPMG”), our independent registered public accounting firm for 2020, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee has also reviewed and discussed with KPMG the audited financial statements in such Form 10-K. In addition, the Audit Committee discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that CPI’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Robert Pearce, Chairman

Marc Sheinbaum

Valerie Soranno Keating

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2020 and 2019, KPMG LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

	2020	2019
Audit fees(1)	$975,943	$733,326
Audit-related fees(2)	—	—
Tax fees (3)	246,500	269,425
All other fees(4)	—	—
Total fees	$1,222,443	$1,002,751

(1)

Audit fees relate to (i) the audit of our annual consolidated financial statements as of and for the years ended December 31, 2020 and 2019, and (ii) interim reviews of our quarterly consolidated financial statements for the interim periods within the years ended December 31, 2020 and 2019. In addition, audit fees in 2020 related to comfort letters issued in connection with the Company’s debt refinancing, and additional audit procedures as the Company was no longer considered an emerging growth company.

(2)

These services include attest services related to financial reporting that are not required by statute or regulation. We did not pay KPMG LLP for services included in this category during the years ended December 31, 2020 and 2019.

(3)

For the years ended December 31, 2020 and 2019, tax fees relate primarily to U.S. federal and state tax compliance, and for services in connection with research and development tax credit studies, transfer pricing analysis, and tax consulting for business dispositions. Tax fees in 2020 also related to compliance and refund filings in connection with the CARES Act.

(4)

This category includes fees for services that are not included in the above categories. We did not pay KPMG LLP for services included in this category during the years ended December 31, 2020 and 2019.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, the independent registered public accounting firm will submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request are pre-approved by the Audit Committee.

All services provided by KPMG LLP during the fiscal year ended December 31, 2020 and 2019 were pre-approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. A proposal will be presented at the Annual Meeting to ratify this appointment. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the appointment of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL NO. 3

STOCKHOLDER ADVISORY VOTE TO APPROVE OUR named EXECUTIVE officer COMPENSATION

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote).  The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors.

In making decisions with respect to compensation for our NEOs, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each NEO’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our NEOs, the Compensation Committee seeks to achieve the following key objectives:

Motivate Executives.  The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

Align Interests with Stockholders. The compensation program should align the interests of our executive officers with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

Attract and Retain Talented Executives.  The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain qualified executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders. We encourage stockholders to review the “EXECUTIVE COMPENSATION” section above for a complete discussion of how we determine the pay for our NEOs as well as key accomplishments the executive team achieved during 2020.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and any related material disclosed in this proxy statement.”

As an advisory vote, this resolution is not binding on us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. We expect to hold this vote on an annual basis for the foreseeable future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

STOCKHOLDER ADVISORY VOTE on the frequency of the stockholder vote on named executive officer compensation

Pursuant to Section 14 of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the frequency of the non-binding stockholder advisory vote to approve NEO compensation. The options are to hold the advisory vote to approve NEO compensation every year, every two years or every three years. This advisory vote on the frequency of the “say-on-pay” vote is required to be held at least once every six years.

The Board of Directors is recommending that the frequency of the stockholder advisory vote on NEO compensation be every year.  This recommendation reflects our commitment to strong corporate governance and accountability to our stockholders. We believe holding an annual advisory vote will foster useful and frequent communication with our stockholders by allowing our stockholders to annually express their views on the Company’s NEO compensation practices and programs.

As an advisory vote, the outcome of the vote on this resolution is not binding on the Company. However, the Board of Directors values the opinions expressed by our stockholders, and will take into consideration the outcome of the vote when determining the frequency of the stockholder advisory vote on NEO compensation.

While the Board of Directors recommends an annual advisory vote to approve NEO compensation, the proxy card provides stockholders with four choices with respect to this proposal: (1) one year; (2) two years; (3) three years; or (4) abstaining from voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION BE HELD EVERY ONE YEAR.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARES AND MAKE OTHER ADMINISTRATIVE CHANGES

The Board and management believe it is important that an amendment and restatement (the “Amended and Restated Omnibus Plan”) of the Omnibus Plan be approved at the Annual Meeting.

As of the Record Date, there were approximately 185,113 shares of Company common stock that remained available for future issuances under the Omnibus Plan (representing 1.6% of the Company’s issued and outstanding common stock). Given the limited number of shares that currently remain available under the Omnibus Plan, the Board and management believe it is important to increase the available shares under the Omnibus Plan by one million shares in order to allow the Company to continue to be able to make awards of long-term incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team that will contribute to our success.  These incentives are also deemed critical in aligning compensation with stockholder returns.  As of the Record Date, the number of shares issuable under the Omnibus Plan is 1,200,000 shares, representing 10.7% of the Company’s issued and outstanding common stock.  If the Amended and Restated Omnibus Plan is approved, the number of shares issuable under the Amended and Restated Omnibus Plan will be 2,200,000, representing 19.6% of the Company’s issued and outstanding common stock as of the Record Date. See the section below “Historical Equity Awards” for additional measurements of stockholder dilution and Omnibus Plan overhang.  The Amended and Restated Omnibus Plan would also extend the term of the Omnibus Plan from September 25, 2027 to May 27, 2031, limit the number of shares subject to options and SARs granted during any fiscal year to any participant to 1,500,000 and make certain other administrative changes, such as the deletion of the provisions previously included to comply with the performance-based compensation exemption under Section 162(m) of the Code.

At the Annual Meeting, stockholders are also being asked to increase the cap on awards that may be granted to “Insiders” of the Company, as defined in the TSX Company Manual for the purpose of security-based compensation arrangements. Under the TSX Company Manual, “Insiders” consist of our corporate officers, executive officers, directors and the Tricor Funds.  Under the TSX Company Manual, because such Insiders have an interest in the proposal to increase the award cap, Insiders are prohibited from voting on such proposal.  Accordingly, the proposal to increase the award cap is being presented to stockholders separately as Proposal No. 6 and the approval of this Proposal No. 5 will not constitute an approval of Proposal No. 6 with respect to the increase in the award cap for Insider awards.   Please see Proposal No. 6 for further information regarding the increase in the Insider award cap.

Historical Equity Awards

The following table sets forth the number of restricted stock units and stock options that have been granted under the Omnibus Plan to NEOs and the other individuals and groups indicated since the inception of the Omnibus Plan.

	Restricted	Stock
Name and Position	Stock Units	Options
Scott Scheirman, President, Chief Executive Officer	60,998 (1)	280,000
Guy DiMaggio, SVP and GM, Secure Card	13,796	25,000
John Lowe, Chief Financial Officer	13,126	75,000
All current executive officers(2)	133,454	482,300
All current non-employee directors	45,408	—
All current employees (other than current executive officers)	75,684	224,072

(1)	Includes 6,241 restricted stock units awarded to Mr. Scheirman when he was a non-employee director and prior to becoming Chief Executive Officer of the Company.
(2)	Includes awards to Messrs. Scheirman, DiMaggio and Lowe.

As of the Record Date, 180,001 restricted stock units and 706,372 stock options are currently issued and outstanding under the Omnibus Plan, which underlying shares of Company common stock represent approximately 7.9% of the Company’s issued and outstanding common stock.

The following table summarizes the utilization rate (being the total number of restricted stock units and stock options granted under the Omnibus Incentive Plan during the applicable fiscal year divided by the weighted average number of shares of Company common stock outstanding for the applicable fiscal year) in respect of the Omnibus Plan for the past three years:

Fiscal Year	RSUs Utilization Rate	Stock Options Utilization Rate
2020	1.6%	0%
2019	0%	0%
2018	0.7%	1.4%

A common measure of equity plan stockholder dilution is the overhang rate, which is calculated as the sum of (i) the total outstanding awards plus (ii) the shares available for award, divided by the sum of (x) the total outstanding awards plus (y) the shares available for award plus the total shares of outstanding company stock.  The Omnibus Plan overhang rate as of the Record Date is 8.7%. The overhang rate under the Amended and Restated Omnibus Plan would be 15.6%, inclusive of the additional one million share increase proposal.

Description of the Amended and Restated Omnibus Plan

We originally adopted the Omnibus Plan in connection with our initial public offering, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Amended and Restated Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors and consultants.  The Amended and Restated Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards.

A summary of the Amended and Restated Omnibus Plan is set forth below. This summary of the Amended and Restated Omnibus Plan is qualified by reference to the full text of the Amended and Restated Omnibus Plan, which has been included as Annex B and is incorporated by reference herein.

Administration. The Amended and Restated Omnibus Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to below as the plan administrator). Currently, the Compensation Committee of the Board administers the Omnibus Plan.  The plan administrator has the power to determine the terms of the awards granted under the Amended and Restated Omnibus Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended and Restated Omnibus Plan.

Eligibility for Participation. Certain employees, consultants, and directors are eligible to be granted awards under the Amended and Restated Omnibus Plan, other than incentive stock options, which may be granted only to employees. As of April 9, 2021, all of our approximately 1,000 employees, including eight executive officers and five non-employee directors, would have been eligible to receive awards under the Amended and Restated Omnibus Plan if selected by the plan administrator for participation; however, consistent with market practices, we have historically limited awards under the Omnibus Plan to our executive officers, non-employee directors and senior levels of Company management.

Shares Available for Awards. Subject to capitalization adjustments as provided in the Amended and Restated Omnibus Plan, the number of shares of the Company's common stock reserved and available for issuance thereunder is the sum of (i) 1,200,000 shares, consisting of 800,000 shares originally reserved under the Omnibus Plan as of October 8, 2015, the date of the effectiveness of the registration statement for the Company's initial public offering, and 400,000 additional shares originally reserved under the Omnibus Plan as of September 25, 2017, less any shares issued under the Omnibus Plan on or prior to, or subject to outstanding awards as of, the date of the Board's adoption of the Amended and Restated Omnibus Plan, plus (ii) an additional 1,000,000 shares to be added to the share reserve if this Amended and Restated Omnibus Plan is approved by stockholders. Under the Omnibus Plan, 400,000 shares may be issued subject to incentive stock option awards. As of the Record Date, the number of shares issuable under the Omnibus Plan is 1,200,000 shares, representing 10.7% of the Company’s issued and outstanding common stock.  If the Amended and Restated Omnibus Plan is approved, the number of shares issuable under the Amended and Restated Omnibus Plan will be 2,200,000, representing 19.6% of the Company’s issued and outstanding common stock as of the Record Date. See the section above “Historical Equity Awards” for additional measurements of stockholder dilution and Omnibus Plan overhang.  The closing price of a share of Company common stock on the Record Date was $14.75 per share, as reported on the OTC Markets Group Inc.

Award Limits. The maximum number of shares issuable pursuant to awards under the Amended and Restated Omnibus Plan and any other share compensation arrangement we maintain within a one-year period to any one participant in the Amended and Restated Omnibus Plan, will not exceed 5% of the total number of issued and outstanding shares of our common stock on the grant date of such awards, on a non-diluted basis. The maximum number of shares that may be issued to all Insiders (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) within any one-year period, and issuable to Insiders at any point in time under the Amended and Restated Omnibus Plan and any other share compensation arrangement we maintain will not exceed 10% of the total number of then-issued and outstanding shares of our common stock, increased to 15% if Proposal No. 6 is approved by our disinterested stockholders at the Annual Meeting.  In addition, subject to the foregoing limits, the aggregate number of shares subject to options and SARs granted during any fiscal year to any participant shall not exceed, subject to capitalization adjustments as provided in the Amended and Restated Omnibus Plan, one and a half million (1,500,000) shares.  Under the terms of the Amended and Restated Omnibus Plan, the aggregate grant date fair market value of shares subject to awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), will not exceed $500,000; provided, however, that this limit will not apply to any awards a non-employee director elects to receive at fair market value in lieu of all or a portion of such non-employee director’s compensation.

Stock Options. Under the Amended and Restated Omnibus Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the grant date, reduced to five years in the case of an incentive stock option granted to a ten percent (10%) stockholder of the Company’s common stock (within the meaning of Code Section 422(b)(6)). Each option’s term is subject to earlier expiration pursuant to the applicable provisions in the Amended and Restated Omnibus Plan and the award agreement. The plan administrator may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy.

Stock option grants must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder's vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder with a fair market value equal to the exercise price.

Unless the applicable award agreement provides otherwise, in the event that the employment or service of a participant with the Company and all affiliates thereof terminates for any reason other than cause, retirement, disability, or death, (i) options granted to such participant, to the extent that they are exercisable at the time of such termination, will remain exercisable until the date that is ninety (90) days after such termination, on which date they will expire, and (ii) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination. Unless the applicable award agreement provides otherwise, the ninety (90) day period post-termination exercise period will be extended to one (1) year after the date of such termination in the event of the participant’s death during such ninety (90) day period. Unless the applicable award agreement provides otherwise, in the event that the employment or service of a participant with the Company and all affiliates thereof terminates on account of retirement, disability or the death of the participant, (i) options granted to such participant, to the extent that they were exercisable at the time of such termination, will remain exercisable until the date that is one (1) year after such termination, on which date they will expire and (ii) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination.  In the event of the termination of a participant’s employment or service for cause, all outstanding options granted to such participant will expire at the commencement of business on the date of such termination.

SARs. The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs entitle the holder upon exercise to receive an amount in any combination of cash and shares of the Company's common stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the SARs on the date of exercise over the exercise price of the right. Any SAR must be granted with an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant.  The term of each free standing SAR (an SAR granted alone and independent of another award) will be fixed by the plan administrator, but no free standing SAR will be exercisable more than ten (10) years after the date such right is granted. The term of each related SAR (an SAR granted with all or part of any option granted under the Amended and Restated Omnibus Plan) will be the term of the option to which it relates, but no related SAR will be exercisable more than ten (10) years after the date such SAR is granted.

In the event of the termination of employment or service with the Company and all affiliates thereof of a participant who has been granted one or more free standing SARs, such rights will be exercisable at such time or times and subject to such terms and conditions as shall be determined by the plan administrator in the applicable award agreement. In the event of the termination of employment or service with the Company and all affiliates thereof of a participant who has been granted one or more related SARs, such rights will be exercisable at such time or times and subject to such terms and conditions as set forth in the related options.

Restricted Shares. The plan administrator may also grant restricted shares, which are shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the restricted shares and/or receive dividends on such shares.

Restricted Stock Units. Restricted stock units represent the right to receive shares of the Company's common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit, unrestricted shares of our common stock, which will be freely transferable.

Performance-Based Awards. Performance-based awards are denominated in shares of our common stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator.

Performance Goals. The plan administrator may establish performance goals that may be used to determine the grant, vesting or payment of an award under the Amended and Restated Omnibus Plan and which may be based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total stockholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s common stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; (xxxviii) any combination of, or, as applicable, a specified increase or decrease in, any of the foregoing or (xxxix) any other goal selected by the plan administrator, whether or not listed in the Amended and Restated Omnibus Plan. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The performance goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).  In establishing a performance goal or determining the achievement of a performance goal, the plan administrator may provide that achievement of the applicable performance goals may be amended or adjusted to include or exclude components of any performance goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance goals will be subject to such other special rules and conditions as the plan administrator may establish at any time.

Change in Control Provisions. In connection with the grant of an award, the plan administrator may provide for the treatment of such award in the event of a change in control of the Company, including that, in the event of an involuntary termination of an executive's employment by the Company in connection with a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and/or immediately exercisable.

Amendment and Termination. The Board may alter, amend, modify, or terminate the Amended and Restated Omnibus Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Amended and Restated Omnibus Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, an increase to the maximum number of shares that may be issued to “Insiders” (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) or an amendment that grants the Board additional powers to amend the Amended and Restated Omnibus Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Amended and Restated Omnibus Plan unless the Board expressly reserved the right to do so at the time of the award.

Transfer of Awards. No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the Amended and Restated Omnibus Plan or an award agreement will be valid, except with the prior written consent of the plan administrator, which consent may be granted or withheld in the sole discretion of the plan administrator. Any purported transfer of an award or any economic benefit or interest therein in violation of the Amended and Restated Omnibus Plan or an award agreement will be null and void ab initio, and will not create any obligation or liability of the Company, and any person purportedly acquiring any award or any economic benefit or interest therein transferred in violation of the Amended and Restated Omnibus Plan or an award agreement will not be entitled to be recognized as a holder of such shares. Unless otherwise determined by the plan administrator in accordance with the provisions of the immediately preceding sentence, an option may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant’s guardian or legal representative.

Certain U.S. Federal Income Tax Effects

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended and Restated Omnibus Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended and Restated Omnibus Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended and Restated Omnibus Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Nonqualified Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company or employer subsidiary will be entitled to a deduction subject to the limitations under Section 162(m) of the Code, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the optionee.

Incentive Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and neither the Company nor the employer subsidiary will be entitled to a deduction at that time.  An optionee will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and neither the Company nor the employer subsidiary will be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the optionee will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company or employer subsidiary will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

SARs. A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. Neither the Company nor the or employer subsidiary will be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant's exercise of the SAR, subject to the limitations under Section 162(m) of the Code. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted share award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company or employer subsidiary generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions, subject to the limitations under Section 162(m) of the Code. A participant's tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the grant date, and the participant's holding period for capital gains purposes will begin at that time. The Company or employer subsidiary generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant, subject to the limitations under Section 162(m) of the Code.

Restricted Stock Units. A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares of our common stock are delivered to the participant, and the Company or employer subsidiary will have a corresponding deduction at that time, subject to the limitations under Section 162(m) of the Code.

Other Share-Based and Other Cash-Based Awards. In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company or employer subsidiary will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

New Plan Benefits. The plan administrator has the discretion to grant awards under the Amended and Restated Omnibus Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by participants under the Amended and Restated Omnibus Plan.

As discussed above, the Amended and Restated Omnibus Plan is being submitted for approval by our stockholders at the Annual Meeting. If our stockholders approve this proposal, the Amended and Restated Omnibus Plan will become effective as of the date on which the Amended and Restated Omnibus Plan is approved by stockholders, and awards may be granted under the Amended and Restated Omnibus Plan. If this Proposal does not pass, we believe it may have a significant negative impact on the Company’s ability to attract, engage and retain key executives that are critical to the Company’s future success.  We believe this will be the case as equity-based compensation is typically a key component to an executive’s pay package and without this increase in available shares under the plan we will be restricted in our ability to award equity-based compensation to our key executives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CPI CARD GROUP INC.
OMNIBUS INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARES AND MAKE OTHER
ADMINISTRATIVE CHANGES.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN TO INCREASE THE ANNUAL LIMIT APPLICABLE TO INSIDERS

The Board and management believe it is important that an amendment to the Omnibus Plan be approved at the Annual Meeting.   Under the terms of the Omnibus Plan, there is a cap on awards that may be granted to “Insiders” of the Company, as defined in the TSX Company Manual for the purpose of security-based compensation arrangements. Under the TSX Company Manual, “Insiders” consist of our corporate officers, executive officers, directors and the Tricor Funds.

Under the Omnibus Plan, the maximum number of shares that may be issued to all “Insiders” (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) within any one-year period, and issuable to Insiders at any point in time under the Omnibus Plan and any other share compensation arrangement we maintain will not exceed 10% of the total number of then-issued and outstanding shares of our common stock (the “Insider limit”).   Based on the number of shares issued and outstanding as of the Record Date and considering prior awards granted to Insiders, the number of additional shares that we are able to grant to Insiders is limited to approximately 520,000 shares.    We are thus asking stockholders who are not Insiders (“disinterested stockholders”) to approve an increase in the Insider limit to 15% of the total number of then-issued and outstanding shares of our common stock. Under the TSX Company Manual, because Insiders have an interest in this Proposal to increase the Insider limit, Insiders are prohibited from voting on this Proposal, and this Proposal may only be approved by a majority of the disinterested stockholders voting.  Based on the number of shares issued and outstanding as of the Record Date and considering prior awards granted to Insiders, if this Proposal is approved, then the number of shares that we will be able to grant to Insiders will increase from approximately 520,000 shares to 1,080,000 shares.

The Board and management believe it is important to increase the Insider award limit in order to allow the Company to continue to be able to make awards of long-term incentives.   On October 2, 2020, the Compensation Committee approved long-term incentive awards in the form of restricted stock units, which represented our first grant of equity-denominated awards (other than equity awards associated with initial offers of employment) to the NEOs since 2017, and reflects the Compensation Committee’s desire to return to an equity-based program that provides direct alignment to stockholder interests and share price. This also represents a change from our ongoing compensation program designs in 2018 and 2019, which were primarily cash-denominated.  The Board believes that an equity-based program is critical for attracting, motivating, rewarding and retaining a talented management team that will contribute to our success.  By increasing the Insider limit, the Board will have a pool of shares available that it can use to grant equity awards to senior management as well as Board members that will enable us to continue to attract, retain and incentivize participants.  Importantly, we are not asking stockholders to amend the annual director compensation limit, which provides that the aggregate grant date fair market value of shares subject to awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), will not exceed $500,000.

At the Annual Meeting, stockholders are also being asked to approve an increase in the available shares under the Omnibus Plan, extend the term of the Omnibus Plan and to make certain other administrative changes, as described in Proposal 5.  Accordingly, the proposal to increase the available shares under the Omnibus Plan is being presented to stockholders separately as Proposal No. 5 and the approval of this Proposal No. 6 will not constitute an approval of Proposal No. 5 with respect to the increase in the available shares under the Omnibus Plan.  Please see Proposal No. 5 for further information regarding the increase in the available shares under the Omnibus Plan.

Description of the Omnibus Plan

We originally adopted the Omnibus Plan in connection with our initial public offering, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants.  The Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, SARs, restricted shares, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards.

A summary of certain terms of the Omnibus Plan, as contemplated to be amended and restated if Proposal No. 5 is adopted by our stockholders, is set forth below. Please see Proposal No. 5 for a more detailed summary of the Amended and Restated Omnibus Plan. This summary of the Amended and Restated Omnibus Plan is qualified by reference to the full text of the Amended and Restated Omnibus Plan, which has been included as Annex B and is incorporated by reference herein, and which also reflects the amendment to the Omnibus Plan contemplated by this Proposal.

Administration. The Amended and Restated Omnibus Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to below as the plan administrator). Currently, the Compensation Committee of the Board administers the Omnibus Plan.  The plan administrator has the power to determine the terms of the awards granted under the Amended and Restated Omnibus Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended and Restated Omnibus Plan.

Eligibility for Participation. Certain employees, consultants, and directors are eligible to be granted awards under the Amended and Restated Omnibus Plan, other than incentive stock options, which may be granted only to employees. As of April 9, 2021, approximately 1,000 employees, including eight executive officers and five non-employee directors, would have been eligible to receive awards under the Amended and Restated Omnibus Plan if selected by the plan administrator for participation; however, consistent with market practices, we have historically limited awards under the Omnibus Plan to our executive officers, non-employee directors and senior levels of Company management.

Shares Available for Awards. Subject to capitalization adjustments as provided in the Amended and Restated Omnibus Plan, the number of shares of the Company's common stock reserved and available for issuance thereunder is the sum of (i) 1,200,000 shares, consisting of 800,000 shares originally reserved under the Omnibus Plan as of October 8, 2015, the date of the effectiveness of the registration statement for the Company's initial public offering, and 400,000 additional shares originally reserved under the Omnibus Plan as of September 25, 2017, less any shares issued under the Omnibus Plan on or prior to, or subject to outstanding awards as of, the date of the Board's adoption of the Amended and Restated Omnibus Plan, plus (iii) an additional 1,000,000 shares to be added to the share reserve if Proposal No. 5 is approved by stockholders. The closing price of a share of Company common stock on the Record Date was $14.75 per share, as reported on the OTC Markets Group Inc.

Award Limits. The maximum number of shares issuable pursuant to awards under the Amended and Restated Omnibus Plan and any other share compensation arrangement we maintain within a one-year period to any one participant in the Amended and Restated Omnibus Plan, will not exceed 5% of the total number of issued and outstanding shares of our common stock on the grant date of such awards, on a non-diluted basis. The maximum number of shares that may be issued to all Insiders within any one-year period, and issuable to Insiders at any point in time under the Amended and Restated Omnibus Plan and any other share compensation arrangement we maintain will not exceed 10% of the total number of then-issued and outstanding shares of our common stock, increased to 15% if this Proposal is approved by our disinterested stockholders at the Annual Meeting. In addition, subject to the foregoing limits, the aggregate number of shares subject to options and SARs granted during any fiscal year to any participant shall not exceed, subject to capitalization adjustments as provided in the Amended and Restated Omnibus Plan, one and a half million (1,500,000) shares. Under the terms of the Amended and Restated Omnibus Plan, the aggregate grant date fair market value of shares subject to awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), will not exceed $500,000; provided, however, that this limit will not apply to any awards a non-employee director elects to receive at fair market value in lieu of all or a portion of such non-employee director’s compensation.

Change in Control Provisions. In connection with the grant of an award, the plan administrator may provide for the treatment of such award in the event of a change in control of the Company, including that, in the event of an involuntary termination of an executive's employment by the Company in connection with a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and/or immediately exercisable.

Amendment and Termination. The Board may alter, amend, modify, or terminate the Amended and Restated Omnibus Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Amended and Restated Omnibus Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, an increase to the maximum number of shares that may be issued to Insiders (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) or an amendment that grants the Board additional powers to amend the Amended and Restated Omnibus Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Amended and Restated Omnibus Plan unless the Board expressly reserved the right to do so at the time of the award.

Transfer of Awards. No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the Amended and Restated Omnibus Plan or an award agreement will be valid, except with the prior written consent of the plan administrator, which consent may be granted or withheld in the sole discretion of the plan administrator. Any purported transfer of an award or any economic benefit or interest therein in violation of the Amended and Restated Omnibus Plan or an award agreement will be null and void ab initio, and will not create any obligation or liability of the Company, and any person purportedly acquiring any award or any economic benefit or interest therein transferred in violation of the Amended and Restated Omnibus Plan or an award agreement will not be entitled to be recognized as a holder of such shares. Unless otherwise determined by the plan administrator in accordance with the provisions of the immediately preceding sentence, an option may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant’s guardian or legal representative.

Certain U.S. Federal Income Tax Effects

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended and Restated Omnibus Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended and Restated Omnibus Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended and Restated Omnibus Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Nonqualified Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company or employer subsidiary will be entitled to a deduction subject to the limitations under Section 162(m) of the Code, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the optionee.

Incentive Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and neither the Company nor the employer subsidiary will be entitled to a deduction at that time.  An optionee will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and neither the Company nor the employer subsidiary will be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the optionee will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company or employer subsidiary will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

SARs. A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. Neither the Company nor the employer subsidiary will be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant's exercise of the SAR, subject to the limitations under Section 162(m) of the Code. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted share award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company or employer subsidiary generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions, subject to the limitations under Section 162(m) of the Code. A participant's tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the grant date, and the participant's holding period for capital gains purposes will begin at that time. The Company or employer subsidiary generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant, subject to the limitations under Section 162(m) of the Code.

Restricted Stock Units. A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares of our common stock are delivered to the participant, and the Company or employer subsidiary will have a corresponding deduction at that time, subject to the limitations under Section 162(m) of the Code.

Other Share-Based and Other Cash-Based Awards. In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company or employer subsidiary will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

New Plan Benefits and Historical Equity Awards

The plan administrator has the discretion to grant awards under the Amended and Restated Omnibus Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by participants under the Amended and Restated Omnibus Plan.  Please see Proposal No. 5 for a summary of the number of restricted stock units and stock options that have been granted under the Omnibus Plan to NEOs and the other individuals and groups indicated since the inception of the Omnibus Plan.

As discussed above, this Proposal for increase of the Insider limit is being submitted for approval by our disinterested stockholders at the Annual Meeting. If our disinterested stockholders approve this Proposal, the increase of the Insider limit from 10% to 15% in the Amended and Restated Omnibus Plan will become effective as of the date on which this Proposal is so approved.  If this Proposal No. 6 is not approved, then the Board and Compensation Committee will re-evaluate our executive compensation and director compensation program in order to continue to provide compensation to attract, retain and motivate our executive officers and directors.

If this Proposal does not pass, we believe it may have a significant negative impact on the Company’s ability to attract, engage and retain key executives that are critical to the Company’s future success.  We believe this will be the case as equity-based compensation is typically a key component to an executive’s pay package and without this increase in the Insider limit we will be restricted in our ability to award equity-based compensation to our key executives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN TO INCREASE THE INSIDER LIMIT FROM 10% TO 15%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or entities affiliated with them had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Tricor Funds (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Tricor Funds are entitled to request that we register shares of our common stock on a long-form or short-form registration statement on one or more occasions in the future, provided that we will not be obligated to register such shares within 90 days after the effective date of a registration statement previously filed pursuant to a request under the Registration Rights Agreement and otherwise for up to 60 days from the date of a request under the Registration Rights Agreement in certain circumstances. The Tricor Funds also are entitled to participate in certain registered offerings that we may conduct in the future, subject to certain restrictions. We will pay the Tricor Funds’ expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Tricor Funds as of the closing of our initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of our common stock owned or acquired following the closing of our initial public offering by the Tricor Funds (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 under the Securities Act or repurchased by us or our subsidiaries.

Director Nomination Agreement

In connection with our initial public offering, we entered into a Director Nomination Agreement with the Tricor Funds that provides the Tricor Funds the right to designate nominees for election to our Board for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of our common stock then outstanding. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board as the number of shares of common stock beneficially owned by the Tricor Funds bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, the Tricor Funds shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of such designee’s term regardless of the Tricor Funds’ beneficial ownership at such time. In addition, for so long as the Tricor Funds collectively beneficially own 10% or more of the total number of shares of our common stock then outstanding, the Tricor Funds shall also have the right to have their designees participate on committees of our Board, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as the Tricor Funds collectively own less than 5% of our outstanding common stock. Nicholas Peters and Bradley Seaman have been designated by the Tricor Funds as nominees to be included in the Company’s proxy statement commencing in 2016.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval of related party transactions. The policy covers transactions involving us in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any immediate family member of or person sharing a household with any of these individuals. All related party transactions must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposed transaction, the Audit Committee will consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2022 pursuant to Rule 14a - 8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 14, 2021. Stockholders who intend to present proposals at the annual meeting of stockholders in 2022 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-Laws. The notice provisions in our By-Laws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2022, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our By-Laws is February 26, 2022. Stockholder proposals should be addressed to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers and certain persons who beneficially own more than 10% of CPI’s common stock (“Reporting Persons”) to file certain reports with the SEC concerning their beneficial ownership of CPI’s common stock. Because of the complex nature of these reports, CPI files them on behalf of executive officers and directors. To our knowledge, based solely on our review of the Section 16(a) reports filed electronically with the SEC, we believe that all Reporting Persons were in compliance with all Section 16(a) filing requirements with respect to the year ended December 31, 2020, except that a Form 3 for Mr. Schneewind was inadvertently filed late. We filed such Form 3 with the SEC on Mr. Schneewind’s behalf on January 29, 2021.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 which we filed with the SEC, including the financial statements. If the person requesting the report was not a stockholder of record on April 1, 2021, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to CPI Card Group, 10368 West Centennial Road, Littleton, Colorado 80127; Attention: Sarah Kilgore, Chief Legal and Compliance Officer and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY OVER THE TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary

Annex A

	Year Ended December 31,
	2020	2019
Reconciliation of net income (loss) from continuing operations (GAAP) to EBITDA and Adjusted EBITDA	(dollars in thousands)	(dollars in thousands)
Net income (loss) from continuing operations	$16,190	$(4,993)
Interest expense, net	25,397	24,891
Income tax (benefit) expense	(3,305)	3,474
Depreciation and amortization	16,827	17,251
EBITDA	$55,109	$40,623

Adjustments to EBITDA
Litigation and related charges (1)	—	46
Sales tax expense(2)	926	584
Stock-based compensation expense	136	250
Restructuring and other charges (3)	1,269	720
Loss on Revolving Credit Facility termination(4)	92	—
Litigation settlement gain (5)	—	(6,000)
Foreign currency (gain) loss (6)	7	1,335
Subtotal of adjustments to EBITDA	2,430	(3,065)
Adjusted EBITDA	$57,539	$37,558
Net income (% change 2020 vs. 2019)	415.2%
Adjusted EBITDA growth (% change 2020 vs. 2019)	53.2%

Note that the table in this annex is presented on a continuing operations basis.

(1)	Represents net legal costs incurred in connection with certain patent and stockholder litigation.
(2)

The Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through 2020. Refer to Note 2 of the Form 10-K for the year ended December 31, 2020 for an explanation of the immaterial prior period adjustments.

(3)	Represents restructuring severance charges.
(4)	The Company terminated the Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.
(5)	During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.
(6)

Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary in 2019.

A-1

Annex B

CPI CARD GROUP INC.
OMNIBUS INCENTIVE PLAN
(as amended and restated effective ~~September 25~~[ ], ~~2017~~2021)

Section 1.General.

The name of the Plan is the CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
~~(a)“Approval Date” means the date on which the Plan is approved by the Company’s shareholders.~~
(c)“Articles of Incorporation” means the articles of incorporation of the Company, as may be amended and/or restated from time to time.
(d)“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share- Based Award or Other Cash-Based Award granted under the Plan.
(e)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
(f)“Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(g)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)“Board” means the Board of Directors of the Company.
(i)“Cause” shall have the meaning assigned to such term in any individual employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s commission, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Participant), (iv) the Participant’s failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the Participant’s material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.

(j)“Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(k)“Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i)any Person, other than (A) Tricor Pacific Capital Partners (Fund IV), LP, a British Columbia limited partnership and Tricor Pacific Capital Partners (Fund IV) US, LP, a Delaware limited partnership, and their respective Affiliates and successors, or (B) the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv)there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(l)“Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(n)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. ~~With respect to the approval and payment of any Award intended to be “qualified performance-based compensation” under Code Section 162(m), the Committee shall be composed entirely of individuals each of whom is considered to be an “outside director” within the meaning of Code Section 162(m).~~ If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(o)“Common Stock” means the common stock, par value $0.001 per share, of the Company.
(p)“Company” means CPI Card Group Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(q)“Consultant” means, solely with respect to Canadian residents, a person, other than an Employee, Executive Officer or non-employee Director, that: (i) is engaged to provide services to the Company or an Affiliate thereof, other than services provided in relation to a distribution, for an initial, renewable or extended period of twelve months or more; (ii) provides the services under a written contract with the Company or an Affiliate thereof; and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate thereof, and includes: (1) for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner; and (2) for a Consultant that is not an individual, an employee, executive officer or director of the Consultant, provided that the individual employee, executive officer, or director spends a significant amount of time and attention on the affairs and business of the Company or an Affiliate thereof.

Notwithstanding the foregoing, and solely with respect to non-Canadian residents, “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

~~(b)“Covered Employee” shall have the meaning set forth in Code Section 162(m).~~
(r)“Disability” shall have the meaning assigned to such term in any individual employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(s)“Director” means any individual who is a member of the Board on or after the Effective Date.
(t)“Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(u)“Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(v)“Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(x)“Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(y)“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(z)“Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(aa)“Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(bb)“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
~~(c)“Initial Public Offering” means an initial public offering of the Company’s Common Stock pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.~~
(cc)“Insider” means an insider of the Company as defined in the TSX Company Manual for the purpose of security-based compensation arrangements.
(dd)“Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(ee)“Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(ff)“Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(gg)“Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(hh)“Original Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(ii)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(jj)“Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals.
(kk)“Performance Goals” means performance goals that may be used to determine the grant, vesting or payment of an Award under the Plan and which may be based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; (xxxviii) any combination of, or, as applicable, a specified increase or decrease in, any of the foregoing or (xxxix) any other goal selected by the Committee, whether or not listed herein. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). ~~With respect to Awards that are intended to be “qualified performance-based compensation” under Code Section 162(m), each of the foregoing Performance Goals shall be subject to certification by the Committee; provided, however, that at the time such an Award is granted~~In establishing a Performance Goal or determining the achievement of a Performance Goal, the Committee may ~~specify any reasonable definition of the~~ provide that achievement of the applicable Performance Goals ~~it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring~~ may be amended or adjusted to include or exclude components of any Performance Goal, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or ~~an Affiliate thereof or the~~its financial statements ~~of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in~~ or changes in law or accounting principles ~~(in each case, to the extent not inconsistent with Code Section 162(m), if applicable)~~. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time.
(ll)“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(mm)“Prior Plan” means the CPI Holdings, I, Inc. Amended and Restated 2007 Stock Option Plan, as amended from time to time.
(nn)“Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(oo)“Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(pp)“Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals criteria specified in the Award Agreement.
(qq)“Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(rr)“Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
(ss)“Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(tt)“Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(uu)“Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(vv)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
Section 3.Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of ~~Code Section 162(m) (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Code Section 162(m)) and, to the extent applicable,~~ the TSX Company Manual and Rule 16b-3 under the Exchange Act (“Rule 16b-3”), in each case, to the extent applicable.
(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)to select those Eligible Recipients who shall be Participants;
(ii)to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash- Based Awards or any combination of the foregoing granted hereunder;
(vi)to determine the Fair Market Value;
(vii)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x)to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.Shares Reserved for Issuance Under the Plan.
(a)Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) ~~eight-hundred~~one million and two hundred thousand (1,200,000) Shares, consisting of eight hundred thousand (800,000) Shares originally reserved under the Plan as of the Original Effective Date and four hundred thousand (400,000) additional Shares originally reserved under the Plan as of September 25, 2017 , less any Shares issued under the Plan on or prior to, or subject to outstanding Awards as of, the Effective Date, plus (ii) all Shares that are or become available for issuance due to forfeitures under the Prior Plan, plus (iii) an additional ~~four-hundred thousand (400,000~~one million (1,000,000) Shares added to the reserve as of the Effective Date. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is ~~four-hundred thousand~~four hundred thousand (400,000).
(b)The number of Shares which may be issuable pursuant to Awards under the Plan and any other share compensation arrangement of the Company within a one-year period to any one Participant, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Common Stock on the grant date of such Award, on a non-diluted basis.
(c)The maximum number of Shares which may be (i) issued to Insiders within any one-year period; and (ii) issuable to Insiders at any point in time under the Plan and any other share compensation arrangement of the Company shall not exceed ~~ten~~fifteen percent (~~10~~15%) of the number of then issued and outstanding shares of Common Stock.
(d)Subject to Section 4(b) or Section 4(c), as applicable, the aggregate ~~Awards~~ number of Shares subject to Options or Stock Appreciation Rights granted during any fiscal year to any Participant shall not exceed, subject to adjustment as provided in ~~Section 5 of the Plan: (i) three-hundred thousand (300,000) Shares subject to Options or Stock Appreciation Rights, (ii) two-hundred thousand (200,000) Shares subject to Restricted Shares, Restricted Stock Units or Other Share-Based Awards (other than Stock Appreciation Rights), to the extent such Awards are intended to be “qualified performance-based compensation” under Code Section 162(m), and (iii) $5,000,000 with respect to Other Cash-Based Awards, to the extent such Awards are intended to be “qualified performance-based compensation” under Code Section 162(m)~~Section 5 of the Plan, one and a half million (1,500,000) Shares.  Notwithstanding the foregoing, the aggregate grant date Fair Market Value of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year (in each case, with respect to his or her service as a non-employee Director), shall not exceed $500,000; provided, however, that this limit shall not apply to any Awards a non-employee Director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee Director’s compensation.
(e)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Share-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.
Section 5.Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or  adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.Options.
(a)General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.  ~~The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.~~
(b)Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) shareholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) shareholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(e)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(f)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive

Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan.
(h)Termination of Employment or Service.
(i)Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv)For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(v)Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(i)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8.Stock Appreciation Rights.
(a)General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)~~Awards;~~ Rights as Shareholder. ~~The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.~~ Participants who are granted Stock Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

(c)Exercisability.
(i)Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)Payment Upon Exercise.
(i)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)Termination of Employment or Service.
(i)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)Term.
(i)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
Section 9.Restricted Shares.
(a)General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b)Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability~~; provided, however, that with respect to any Award that is intended to be “qualified performance-based compensation” under Code Section 162(m), such discretion may not be exercised to the extent it would cause such Award to fail to be “qualified performance-based compensation” under Code Section 162(m).~~.
(ii)Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii)The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.Restricted Stock Units.
(a)General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b)Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability~~; provided, however, that with respect to any Award that is intended to be “qualified performance-based compensation” under Code Section 162(m), such discretion may not be exercised to the extent it would cause such Award to fail to be “qualified performance-based compensation” under Code Section 162(m).~~.
(ii)Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii)The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.
(e)Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.Other Share-Based or Cash-Based Awards.
(a)The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
~~(a)With respect to Awards that are intended to be “qualified performance-based compensation” under Code Section 162(m), no payment shall be made to a Participant that is or is likely to become a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other rules applicable to such Other Share-Based Awards and the Other Cash-Based Awards; provided, however, that such rules shall be in compliance with Code Section 162(m).~~
(b)The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Options and Stock Appreciation Rights by the Company, if the Company is the surviving corporation; (ii) the assumption of any Options and Stock Appreciation Rights by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Options and Stock Appreciation Rights,  provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Options and Stock Appreciation Rights for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such Options and Stock Appreciation Rights shall terminate and be canceled. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.Amendment and Termination.
(a)The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Shareholder approval shall not be required to amend the Plan, including, but not limited to, the following items, subject to any regulatory approvals, including, where required, the approval of the Toronto Stock Exchange:
(i)Amendments of a “housekeeping” nature;
(ii)A change to the vesting provisions of any Awards;
(iii)A change to the termination provisions of any Award that does not entail an extension beyond the original term of the Award; and
(iv)Amendments to the provisions relating to a Change of Control.
(b)Notwithstanding the foregoing, approval of the Company’s shareholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4 and for any amendment that would require such approval in order to satisfy the requirements of ~~Code Section 162(m),~~ any rules of the stock exchange on which the Common Stock is traded or other applicable law. Without limiting the generality of the foregoing, if and for so long as the Company is listed on the Toronto Stock Exchange, the following may not be amended without shareholder approval in accordance with the TSX Company Manual:
(i)An increase in the number of Shares reserved for issuance pursuant to the Plan as set out in Section 4(a);
(ii)Except as provided in Section 5, a modification of any outstanding Option or Stock Appreciation Right so as to specify a lower Exercise Price or grant price (or a cancellation of an Option or Stock Appreciation Right and substitution of it for an Option or Stock Appreciation Right with a lower Exercise Price or grant price);
(iii)Except as provided in Section 5, a cancellation of an outstanding Option or Stock Appreciation Right whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitution of it for another Award or cash payment;
(iv)An extension of the maximum term of any Award made under the Plan;
(v)An increase in the number of Shares that may be issued to Insiders under the above restriction contained in Section 4(c); or
(vi)An amendment to this Section 13(a) to amend or delete any of the foregoing items or grant additional powers to the Board to amend the Plan or entitlements without shareholder approval.

(c)Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17.Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.Effective Date ~~and Approval Date~~.

The Plan originally became effective on October 8, 2015~~, the date of the effectiveness of the registration statement for the Company’s Initial Public Offering~~ (the “Original Effective Date”).  The Plan, as amended and restated, ~~is~~ shall be submitted to the shareholders of the Company for approval at the Company’s 2021 annual meeting of shareholders and, if approved, shall become effective as of ~~September 25, 2017,~~ the date ~~of its adoption by the Board~~ on which the Plan was approved by shareholders (the “Effective Date”)~~, subject to approval by the Company’s shareholders~~. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date. ~~No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve (12) months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.~~

Section 20.Code Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan~~, which constitute deferred compensation subject to Code Section 409A,~~ shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

~~Section 21 Code Section 162(m).~~

~~The Committee may not delegate its authority to establish Performance Goals, certify performance against the Performance Goals or take other actions with respect to Awards that are intended to be “qualified performance-based compensation” under Code Section 162(m). Performance Goals with respect to such Awards shall be established in writing before the earlier of (a) the ninetieth (90th) day of the performance period or (b) the date that twenty-five percent (25%) of the performance period has elapsed. The payment of Awards under the Plan that are subject to the achievement of Performance Goals (including any prorated Awards) shall occur no later than March 15 of the calendar year following the year in which the performance period ends. With respect to Awards intended to be “qualified performance-based compensation” under Code Section 162(m), (i) the Committee shall not have the discretion to pay in excess of the amount earned based on the attainment of the Performance Goals as certified by the Committee and (ii) in determining the amount of the Award earned based on the attainment of the Performance Goals, the Committee may, in its sole discretion, eliminate or reduce the size of such Award in a manner consistent with Code Section 162(m) to the extent the Committee determines that such elimination or reduction is appropriate.~~

Section 21.Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 22.Governing Law and Forum.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state. Except as may otherwise be provided in an Award Agreement, the jurisdiction and venue for any disputes arising under, or any action brought to enforce (otherwise relating to) the Plan or an Award thereunder shall be exclusively in the courts in the State of Colorado, County of Arapahoe or Denver, including the federal courts located therein (should federal jurisdiction exist). The Company and all Participants and beneficiaries hereby submit and consent to said jurisdiction and venue.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CPI CARD GROUP INC. 10368 WEST CENTENNIAL ROAD LITTLETON, COLORADO 80127 During The Meeting - Go to www.virtualshareholdermeeting.com/PMTS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D47801-P53347 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CPI CARD GROUP INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 5 and 6, and 1 YEAR for proposal 4: 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain 1a. Thomas Furey ! ! For ! Against ! Abstain 1b. Robert Pearce 4. Advisory vote on the frequency of the stockholder vote on named executive officer compensation. 1c. Nicholas Peters ! ! ! 5. Vote to approve an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan to increase the total number of shares of common stock reserved and available for issuance under the Omnibus Incentive Plan and to make other administrative changes. 1d. Scott Scheirman 1e. Bradley Seaman 1f. Marc Sheinbaum 6. Vote of CPI Card Group Inc.'s “disinterested” stockholders to approve an amendment to the CPI Card Group Inc. Omnibus Incentive Plan to increase the maximum number of shares of common stock issuable to “Insiders” thereunder from 10% to 15% of the number of then issued and outstanding shares of common stock of CPI Card Group Inc. ! ! ! 1g. Valerie Soranno Keating 2. Ratification of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2021. Advisory vote on named executive officer compensation. 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D47802-P53347 CPI CARD GROUP INC. Annual Meeting of Stockholders May 27, 2021 8:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sarah Kilgore as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CPI CARD GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM, MDT on May 27, 2021, at www.virtualshareholdermeeting.com/PMTS2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side